Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No.: 333-118832

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation by writing to Sequoia Residential Funding, Inc., One Belvedere Place, Suite 330, Mill Valley, California 94941 or by calling (866) 269-4976 and asking for Investor Reporting.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Sequoia Residential Funding, Inc.
Depositor

Sequoia Alternative Loan Trust
Mortgage Pass-Through Certificates,

Series 2006-1

$[296,241,100](Approximate)

Expected Investor Settlement Date:  January 31, 2006

TERM SHEET ~ Version 1.0

January [24], 2006

RWT Holdings, Inc.

Sponsor and Seller

Wells Fargo Bank, N.A.

Master Servicer, Trust Administrator

Countrywide Home Loans Servicing LP.

Servicer

U.S. Bank National Association

Trustee

Credit Suisse Securities (USA) LLC

Underwriter

Sequoia Alternative Loan Trust 2006-1 TERM SHEET	January 24 2006 (212) 538-3831

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet relates.

The information in this term sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.  This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary term sheet and to solicit an offer to purchase the Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates.  We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the term sheet provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool.  Neither Credit Suisse Securities (USA) LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Sequoia Alternative Loan Trust 2006-1

Offered Certificates: $[296,241,100] (Approximate)

Class	Original Balance (+/-5%)	Initial Coupon (%)	Avg. Life Call/Mat. (Years)[1]	Prin. Window Call/Mat. (Months)[1]	Type	Pricing Speed and Assumption	Proj. Net Margin[3]	W.A. MTR[3]	Exp’d Rating[4] S&P/Moody’s
A-1	$[278,930,000]	[6.206]%[6]	[2.50/2.50]	[1-59/1-59]	Sen/WAC/PT	25 CPB	[2.004]%	[58]	AAA/Aaa
AR	$ [50]	[6.206]%[7]	[0.07/0.07]	[1-1/1-1]	Sen/Residual	[NA]	[NA]	[TBD]	AAA/NR
AR-L	$ [50]	[6.206]%[7]	[0.07/0.07]	[1-1/1-1]	Sen/Residual	[NA]	[NA]	[TBD]	AAA/NR
B-1	$ [9,784,000]	[6.206]%[8]	[4.30/4.30]	[1-59/1-59]	Sub/WAC/PT	25 CPB	[2.004]%	[58]	[AA/Aa3]
B-2	$ [4,215,000]	[6.206]%[8]	[4.30/4.30]	[1-59/1-59]	Sub/WAC/PT	25 CPB	[2.004]%	[58]	[A/A3]
B-3	$ [2,559,000]	[6.206]%[8]	[4.30/4.30]	[1-59/1-59]	Sub/WAC/PT	25 CPB	[2.004]%	[58]	[BBB/Baa3]
B-4	$ [753,000]	[6.206]%[8]	[4.30/4.30]	[1-59/1-59]	Sub/WAC/PT	25 CPB	[2.004]%	[58]	[BBB-/NR]

Non-Offered Certificates

Class	Original Balance (+/-5%)	Initial Coupon (%)	Avg. Life Call/Mat. (Years)[2]	Prin. Window Call/Mat. (Months)[2]	Type	Pricing Speed and Assumption	Proj. Net Margin[3]	W.A. MTR[3]	Exp’d Rating[5] S&P/ Moody’s
B-5	$ [1,656,000]	[6.206]%[8]	[5.36/6.05]	[1-94/1-359]	Sub/WAC/PT	25 CPR	[2.004]%	[58]	[BB/NR]
B-6	$ [1,806,000]	[6.206]%[8]	[5.36/6.05]	[1-94/1-359]	Sub/WAC/PT	25 CPR	[2.004]%	[58]	[B/NR]
B-7	$ [1,354,242]	[6.206]%[8]	[5.36/6.05]	[1-94/1-359]	Sub/WAC/PT	25 CPR	[2.004]%	[58]	[NR/NR]

Information is preliminary and subject to final collateral, rating agency approval and legal review.  The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral.  Credit Suisse Securities (USA) LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur.  Investors should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

1 Weighted average lives and principal windows with respect to the Offered Certificates (as defined herein) will be calculated to ‘Call’ assuming the related 10% optional termination is exercised and all mortgage loans pay down on their initial reset date; and to ‘Maturity’ assuming all mortgage loans pay down on their initial reset date; in both cases assuming the Pricing Speed and Assumptions stated above.

2 Weighted average lives and principal windows with respect to the Non-Offered Certificates (as defined herein) will be calculated to ‘Call’ assuming the related 10% optional termination is exercised; and to ‘Maturity’; in both cases assuming the Pricing Speed and Assumptions stated above.

3 Based on weighted average information on the assumed collateral as of the Cut-off Date.

4 The Offered certificates, other than the Class AR, Class AR-L and Class B-4 Certificates, are expected to be rated by Standard & Poor's Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).  The Class AR, Class AR-Land Class B-4 Certificates are expected to be rated by S&P.

5 The Non-Offered certificates are expected to be rated by Standard & Poor's Ratings Services (“S&P”).

6 The initial pass-through rate on the Class [A-1] Certificates is expected to be approximately [6.206]% per annum.  After the first distribution date, the per annum pass-through rate on the Class [A-1] Certificates will equal the weighted average of the net interest rates on the mortgage loans (30/360 accrual basis, 24 day delay).

7 The initial pass-through rate on the Class AR and Class AR-L Certificates is expected to be approximately [6.206]% per annum.  After the first distribution date, the per annum pass-through rate on the Class AR and Class AR-L Certificates will equal the weighted average of the net interest rates on the mortgage loans (30/360 accrual basis, 24 day delay).

8 The initial pass-through rate on the Subordinate Certificates is expected to be approximately [6.206]% per annum.  After the first distribution date, the per annum pass-through rate on the Subordinate Certificates will equal the weighted average of the net interest rates on the mortgage loans (30/360 accrual basis, 24 day delay).

I.  SUMMARY

Issuer	Sequoia Alternative Loan Trust 2006-1.

Title of Series	Mortgage Pass-Through Certificates, Series 2006-1.

Depositor	Sequoia Residential Funding, Inc.

Sponsor and Seller	RWT Holdings, Inc.

Servicer	Countrywide Home Loans Servicing LP.

Master Servicer	Wells Fargo.

Trustee	U.S. Bank National Association.

Trust Administrator	Wells Fargo Bank, N.A. (“Wells Fargo”).

Custodians	LaSalle Bank, N.A. and Wells Fargo

Mortgage Pool

[505] adjustable-rate mortgage loans with an aggregate principal balance of approximately $[301,057,342.04] as of the cut-off date, secured by first liens on one- to four-family residential properties. Generally, after the initial fixed rate period, the interest rate and payment for the mortgage loans adjust annually based on an index plus a margin.  The mortgage pool consists of one group of mortgage loans with an initial fixed rate period of 5 years.

Approximately [89.46]% of the mortgage loans do not provide for any payments of principal prior to their first adjustment date.

All of the mortgage loans have an initial service fee rate of 25 bps increasing to 37.5 bps beginning on the first rate adjustment date.

Information contained herein reflects the January 1, 2006 cut-off date scheduled balances. Collateral information contained herein is indicative.  On the closing date, the aggregate principal balance of the mortgage loans will equal the aggregate principal balance of the Certificates.  For further collateral information, see “Collateral Summary” and “Collateral Details” herein.

Cut-off Date	January 1, 2006.

Closing Date	On or about January [31], 2006.

Investor Settlement Date	On or about January [31], 2006.

Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in February 2006.

Scheduled Final Distribution Date	The distribution date in [February 2036]. The actual final distribution date could be substantially earlier.

Maturity Date	[February 25, 2036].

Offered Certificates

Class A-1 Certificates, Class AR and Class AR-L Certificates (the “Senior Certificates”),

Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (together with the Senior Certificates, the “Offered Certificates”).

Privately Offered Certificates	Class B-5, Class B-6 and Class B-7 Certificates (together with the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, the “Subordinate Certificates”).

Form of Offered Certificates	The Offered Certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The Class AR and Class AR-L Certificates will be physical certificates.

Minimum Denominations

The Offered Certificates, other than the Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof.  The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

Accrual Periods	The calendar month immediately preceding that distribution date.

Day Count	Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days	24 days.

Ratings

The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s) and/or Standard & Poor’s Ratings Services (“S&P”), with the ratings indicated in the table on page 2 above.  Certain of the Subordinate Certificates may be rated by Moody’s and/or S&P.

ERISA Considerations

The Offered Certificates, other than the Class AR and Class AR-L Certificates, may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in the prospectus supplement.  Sales of the Class AR and Class AR-L Certificates to such plans or retirement arrangements are prohibited, except as described in the prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the trust.  The Offered Certificates, other than the Class AR and Class AR-L Certificates, will represent ownership of regular interests in the upper tier REMIC.  These certificates will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting.  For federal income tax purposes, the Class AR-L Certificates will represent ownership of the residual interests in the one or more lower-tier REMICs, which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC.

Legal Investment

The Offered Certificates, other than the [Class B-2, Class B-3 and Class B-4] Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  You should consult your legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you.]

Principal and Interest Advancing

The servicer (or if a servicer fails to make an advance, the master servicer), will make cash advances with respect to delinquent scheduled payments of principal and interest on any mortgage loan serviced by it, to the extent they are deemed recoverable.

Compensating Interest	The servicer will provide compensating interest for prepayment interest shortfalls only to the extent described in the prospectus supplement.

II.  CREDIT ENHANCEMENT (Senior Certificates)

Subordination

The Senior Certificates and the Subordinate Certificates constitute a shifting interest group.  The Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest or principal.  The Subordinate Certificates absorb most losses, in reverse order of principal priority, on the mortgage loans prior to the Senior Certificates.

Realized Losses

Any realized loss with respect to a mortgage loan, except for excess losses (as described below), will be allocated as follows:

(a) first, to the Class B-7 Certificates, until their class principal balance is reduced to zero;

(b) second, to the Class B-6 Certificates, until their class principal balance is reduced to zero;

(c) third, to the Class B-5 Certificates, until their class principal balance is reduced to zero;

(d) fourth to the Class B-4 Certificates, until their class principal balance is reduced to zero;

(e)  fifth, to the Class B-3 Certificates, until their class principal balance is reduced to zero;

(f) sixth, to the Class B-2 Certificates, until their class principal balance is reduced to zero;

(g) seventh, to the Class B-1 Certificates, until their class principal balance is reduced to zero; and

(h)  eighth, with respect to realized losses on the mortgage loans, to the Senior Certificates until their respective class principal balances have been reduced to zero.

Excess Losses

On each distribution date, excess losses with respect to principal will be allocated pro rata among the Senior Certificates and Subordinate Certificates, based on their respective class principal balances.  Excess losses are special hazard losses, bankruptcy losses and fraud losses in excess of certain amounts.  Accordingly, the Subordinate Certificates will provide limited protection to the classes of certificates of higher relative priority against special hazard losses, bankruptcy losses and fraud losses.

Credit Enhancement Percentages

For any certificate on any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate class principal balance of the B Certificates subordinate to that certificate, after giving effect to payments on such distribution date, and the denominator of which is the aggregate balance for the mortgage loans for such distribution date.

Initial Credit Enhancement Percentages:

Approximate Expected Initial

            Class                        Credit Enhancement* (%)

    Senior Certificates                                 [7.35]

             B-1                                              [4.10]

             B-2                                              [2.70]

             B-3                                              [1.85]

             B-4                                              [1.60]

             B-5                                              [1.05]

             B-6                                              [0.45]

             B-7                                              [0.00]

*Based on collateral cut-off balance. Subject to a +/- 0.50% variance.

Shifting of Interests

Except as described below, the Senior Certificates will receive 100% of principal prepayments received on the mortgage loans until the seventh anniversary of the first distribution date.  During the next four years, the senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments.  This will result in a quicker return of principal to these Senior Certificates and increases the likelihood that holders of these certificates will be paid the full amount of principal to which they are entitled.

If the subordinate percentage before the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are satisfied), then the Subordinate Certificates will receive 50% of their pro rata share of principal prepayments.  If the subordinate percentage on or after the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are satisfied), then the subordinate classes will receive 100% of their pro rata share of principal prepayments.

III.

DISTRIBUTIONS

Available Distribution Amount

For any distribution date and each of the mortgage loans, the sum of: (i) scheduled payments and advances on the mortgage loans, net of related servicing, trustee, and insurance fees, as applicable; (ii) insurance and liquidation proceeds, net of unreimbursed liquidation expenses; (iii) principal prepayments received during the related prepayment period, excluding prepayment penalties; (iv) amounts received in respect of a repurchase by the seller, or a purchase by a holder of a Subordinate Certificate, as provided in the pooling and servicing agreement, net of advances previously made and other amounts as to which the trustee, the trust administrator, a servicer or the master servicer is entitled to be reimbursed; (v) compensating interest; (vi) recoveries; and (vii) any amount paid in connection with an optional termination, up to the amount of the par value

Priority of distributions

Distributions will in general be made to the extent of the available funds in the order and priority as follows:

1.

First, to the Senior Certificates, pro-rata, accrued and unpaid interest at their respective pass-through rates on their respective class principal balances,

2.

Second, to the Senior Certificates, as principal, the senior principal distribution amount as described below under the heading “Distributions of principal,”

3.

Third, to each class of Subordinate Certificates, interest and then principal in increasing order of numerical class designation, and

4.

Fourth, to the Class AR or Class AR-L Certificates, as appropriate, the remainder (which is expected to be zero).

Distribution of principal

On each distribution date, an amount up to the senior principal distribution amount for that distribution date will be distributed as principal pro rata to the Class AR Certificates and Class AR-L Certificates, until their respective class principal balances are reduced to zero, and then to the remaining Senior Certificates until their class principal balances are reduced to zero.

On each distribution date, an amount up to the amount of the subordinate principal distribution amount for that distribution date will be distributed as principal to the Subordinate Certificates, to the extent of the aggregate available funds remaining after distribution of interest and principal to the Senior Certificates.  Each class of Subordinate Certificates will be entitled to receive its pro rata share, based on its respective class principal balance, of the subordinate principal distribution amount.  Distributions of principal to the subordinate certificates will be made on each distribution date sequentially in the order of their numerical class designation, beginning with the B-1 Certificates, until each class of subordinate certificates has received its respective pro rata share of the subordinate principal distribution amount for that distribution date.

IV.  BOND PROFILES

V.  CONTACTS

ARMs TRADING DESK
Contact	Phone	Fax	E-mail
John Vibert Director - ARM Trading	212-538-3831	TBD	john.vibert@creditsuisse.com
Patrick Gallagher Vice President - ARM Trading & Structuring	212-538-3831	212-743-2749	patrick.gallagher@creditsuisse.com

STRUCTURED FINANCE
Contact	Phone	Fax	E-mail
Peter J. Sack Director	212-325-7892	212-743-5261	peter.sack@creditsuisse.com

COLLATERAL
Contact	Phone	Fax	E-mail
Bryan Gallagher Vice President	212-325-0317	212-743-4877	bryan.gallagher@creditsuisse.com
Michael De Palma Collateral Analyst	212-538-5423	212-743-4876	michael.depalma@creditsuisse.com

IV.  COLLATERAL SUMMARY

NOTE:  Information contained herein reflects the January 1, 2006 cut-off date scheduled balances and may include a portion of the prefunding.

Collateral Details
Gross WAC	[6.457]%	Total Loan Balance	$[301,057,342.04]
Net WAC	[6.206]%	Average Loan Balance	$[596,153.15]
WA Gross Margin	[2.255]%	Maximum Loan Balance	$[1,592,125.10]
WA Net Margin	[2.004]%	California Concentration	[52.81]%
Index: 6 Month LIBOR	[0.00]%	Northern CA Concentration	[17.87]%
1 Year LIBOR	[99.58]%	Southern CA Concentration	[34.93]%
1 Year CMT	[0.42]%	WA Original LTV	[76.20]%
		WA Combined LTV	[85.06]%
WA Months to Reset	[58]	WA Credit Score**	[694]
Interest Only Loans	[89.46]%	Full/Alt Doc*	[16.41]%
Silent Second	[52.73]%	Reduced Doc*	[79.41]%
WAM	[358]	Prepayment Penalties	[25.31]%

*The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used. Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

**Where Available

SQALT 2006-1 TERM SHEET	January 23 2006 (212) 538-3831

XIII. COLLATERAL DETAILS
NOTE: PRELIMINARY INFORMATION CONTAINED HEREIN REFLECTS THE January 1, 2005 CUT-OFF DATE SCHEDULED BALANCES.

COLLATERAL INFORMATION CONTAINED HEREIN IS PRELIMINARY AND INDICATIVE.

Summary Statistics

Count	505
Scheduled Balance ($)	301,057,342.04	(+/- 5%)
Avg. Scheduled Balance ($)	596,153.15	(+/- 25,000)
Min Scheduled Balance ($)	274,370.00	(+/- 25,000)
Max Scheduled Balance ($)	1,592,125.10	(+/- 25,000)
Wgt. Avg. Gross Rate (%)	6.457	(+/- 15 bps)
Wgt. Avg. Net Rate (%)	6.206	(+/- 15 bps)
Wgt. Avg. Gross Margin (%)	2.255	(+/- 15 bps)
Wgt. Avg. Net Margin (%)	2.004	(+/- 15 bps)
Wgt. Avg. Remaining Term (Months)	358	(+/- 2)
Wgt. Avg. Original Term (Months)	360	(+/- 2)
Wgt. Avg. Months to Roll	58	(+/- 2)
Wgt. Avg. Seasoning (Months)	2	(+/- 2)
Wgt. Avg. Original LTV (%)	76.20	(+/- 5%)
Wgt. Avg. Combined LTV (%)	85.06	(+/- 5%)
Silent Second (%)	52.73	(+/- 5%)
Wgt. Avg. FICO**	694	(+/- 5)
Wgt. Avg. Initial Cap (%)	5.001	(+/- 15 bps)
Wgt. Avg. Annualized Periodic Cap (%)	2.000	(+/- 15 bps)
Wgt. Avg. Periodic Cap (%)	2.000	(+/- 15 bps)
Wgt. Avg. Maximum Rate (%)	11.459	(+/- 15 bps)
Interest Only (%)	89.46	(+/- 5%)

	Rate Index

Index	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Treasury - 1 Year	1	1,274,769.30	0.42
Libor - 1 Year	504	299,782,572.74	99.58
Total:	505	301,057,342.04	100.00

	Product

Product	# of Loans	Total Scheduled Balance	% of Scheduled Balance
5 Yr Hybrid	505	301,057,342.04	100.00
Total:	505	301,057,342.04	100.00

	Months to Next Rate Adjustment Date

Month	# of Loans	Total Scheduled Balance	% of Scheduled Balance
51	1	420,000.00	0.14
54	3	2,755,372.83	0.92
55	3	2,352,640.62	0.78
56	1	420,000.00	0.14
57	46	26,926,470.98	8.94
58	223	130,582,593.14	43.37
59	195	116,334,483.47	38.64
60	33	21,265,781.00	7.06
Total:	505	301,057,342.04	100.00

	Current Mortgage Rates

(%)	# of Loans	Total Scheduled Balance	% of Scheduled Balance
4.501 - 4.750	2	1,020,963.96	0.34
4.751 - 5.000	2	911,236.00	0.30
5.001 - 5.250	2	1,060,307.00	0.35
5.251 - 5.500	26	15,712,386.70	5.22
5.501 - 5.750	38	22,164,930.32	7.36
5.751 - 6.000	81	48,591,033.23	16.14
6.001 - 6.250	51	30,956,722.01	10.28
6.251 - 6.500	100	60,155,981.63	19.98
6.501 - 6.750	74	44,332,044.38	14.73
6.751 - 7.000	55	31,063,986.21	10.32
7.001 - 7.250	30	16,958,378.27	5.63
7.251 - 7.500	25	15,107,882.11	5.02
7.501 - 7.750	10	6,278,235.22	2.09
7.751 - 8.000	4	3,331,800.00	1.11
8.001 - 8.250	5	3,411,455.00	1.13
Total:	505	301,057,342.04	100.00

	Scheduled Balances

$	# of Loans	Total Scheduled Balance	% of Scheduled Balance
250,000.01 - 300,000.00	1	274,370.00	0.09
350,000.01 - 400,000.00	4	1,482,650.00	0.49
400,000.01 - 450,000.00	98	42,268,856.10	14.04
450,000.01 - 500,000.00	105	50,265,605.25	16.70
500,000.01 - 550,000.00	72	37,828,997.17	12.57
550,000.01 - 600,000.00	48	27,284,726.65	9.06
600,000.01 - 650,000.00	68	43,164,470.93	14.34
650,000.01 - 700,000.00	19	12,841,001.04	4.27
700,000.01 - 750,000.00	7	5,152,495.97	1.71
750,000.01 - 800,000.00	12	9,264,552.98	3.08
800,000.01 - 850,000.00	10	8,175,809.21	2.72
850,000.01 - 900,000.00	9	7,887,746.71	2.62
900,000.01 - 950,000.00	10	9,306,395.34	3.09
950,000.01 - 1,000,000.00	25	24,694,523.53	8.20
1,000,000.01 - 1,050,000.00	1	1,044,000.00	0.35
1,050,000.01 - 1,100,000.00	2	2,171,852.77	0.72
1,100,000.01 - 1,150,000.00	2	2,248,272.86	0.75
1,150,000.01 - 1,200,000.00	4	4,714,121.14	1.57
>= 1,200,000.01	8	10,986,894.39	3.65
Total:	505	301,057,342.04	100.00

	Geographic Distribution

State	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Arizona	16	8,704,737.57	2.89
California	270	158,975,871.05	52.81
Colorado	8	4,865,125.21	1.62
Connecticut	7	5,595,283.26	1.86
District of Columbia	2	1,152,444.70	0.38
Florida	39	24,438,348.00	8.12
Georgia	7	5,435,000.00	1.81
Hawaii	3	2,921,923.20	0.97
Idaho	2	2,242,125.10	0.74
Illinois	21	13,559,381.85	4.50
Indiana	1	420,000.00	0.14
Iowa	1	782,578.68	0.26
Maryland	8	4,225,997.37	1.40
Massachusetts	6	3,703,610.00	1.23
Michigan	1	681,201.46	0.23
Minnesota	4	2,055,036.06	0.68
Nevada	27	14,452,438.91	4.80
New Jersey	4	1,986,600.00	0.66
New York	7	4,272,499.98	1.42
North Carolina	3	2,240,617.90	0.74
Ohio	3	1,478,782.00	0.49
Oregon	2	933,500.00	0.31
Pennsylvania	1	558,000.00	0.19
South Carolina	4	2,861,684.37	0.95
Tennessee	2	1,416,724.00	0.47
Texas	3	1,606,431.15	0.53
Virginia	38	19,578,331.25	6.50
Washington	12	7,716,068.97	2.56
Wisconsin	2	1,247,000.00	0.41
Wyoming	1	950,000.00	0.32
Total:	505	301,057,342.04	100.00

	Gross Margin

(%)	# of Loans	Total Scheduled Balance	% of Scheduled Balance
2.001 - 2.250	502	298,846,690.85	99.27
2.501 - 2.750	2	1,769,769.30	0.59
3.251 - 3.500	1	440,881.89	0.15
Total:	505	301,057,342.04	100.00

	Maximum Rate

(%)	# of Loans	Total Scheduled Balance	% of Scheduled Balance
9.501 - 9.750	2	1,020,963.96	0.34
9.751 - 10.000	2	911,236.00	0.30
10.001 - 10.250	2	1,060,307.00	0.35
10.251 - 10.500	26	15,712,386.70	5.22
10.501 - 10.750	37	21,744,930.32	7.22
10.751 - 11.000	81	48,591,033.23	16.14
11.001 - 11.250	51	30,956,722.01	10.28
11.251 - 11.500	100	60,155,981.63	19.98
11.501 - 11.750	75	44,752,044.38	14.86
11.751 - 12.000	55	31,063,986.21	10.32
12.001 - 12.250	30	16,958,378.27	5.63
12.251 - 12.500	25	15,107,882.11	5.02
12.501 - 12.750	10	6,278,235.22	2.09
12.751 - 13.000	4	3,331,800.00	1.11
13.001 - 13.250	5	3,411,455.00	1.13
Total:	505	301,057,342.04	100.00

	Credit Score

FICO Score	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Not Available	2	1,327,200.00	0.44
601 - 625	6	4,255,820.00	1.41
626 - 650	61	35,030,721.26	11.64
651 - 675	96	56,899,424.38	18.90
676 - 700	144	87,937,429.15	29.21
701 - 725	93	56,958,854.75	18.92
726 - 750	68	38,635,744.55	12.83
751 - 775	13	7,630,474.19	2.53
776 - 800	21	12,107,303.76	4.02
801 - 825	1	274,370.00	0.09
Total:	505	301,057,342.04	100.00

	Property Type

Type	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Single Family Residence	269	159,098,384.08	52.85
Condo	58	35,431,509.92	11.77
2-4 Family	17	11,302,920.70	3.75
Co-op	1	433,599.98	0.14
PUD	160	94,790,927.36	31.49
Total:	505	301,057,342.04	100.00

	Occupancy Status

Status	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Primary	432	254,191,894.87	84.43
Second Home	25	17,759,177.64	5.90
Investment	48	29,106,269.53	9.67
Total:	505	301,057,342.04	100.00

	Loan Purpose

Purpose	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Purchase	342	201,104,413.98	66.80
Refinance - Rate Term	46	29,478,778.77	9.79
Refinance - Cashout	117	70,474,149.29	23.41
Total:	505	301,057,342.04	100.00

	Original Loan to Value Ratio

Original LTV	# of Loans	Total Scheduled Balance	% of Scheduled Balance
<= 50.00	8	4,953,991.26	1.65
50.01 - 55.00	5	3,627,613.32	1.20
55.01 - 60.00	4	3,161,945.02	1.05
60.01 - 65.00	19	13,498,875.75	4.48
65.01 - 70.00	37	26,820,084.29	8.91
70.01 - 75.00	74	52,416,146.43	17.41
75.01 - 80.00	337	185,996,956.90	61.78
80.01 - 85.00	3	1,289,780.58	0.43
85.01 - 90.00	17	8,657,382.49	2.88
90.01 - 95.00	1	634,566.00	0.21
Total:	505	301,057,342.04	100.00

	Documentation Type

Documentation	# of Loans	Total Scheduled Balance	% of Scheduled Balance
Full/Alternative	87	49,416,151.06	16.41
Reduced	396	239,067,247.34	79.41
Stated/Stated	11	6,782,849.39	2.25
No Income/ No Asset	11	5,791,094.25	1.92
Total:	505	301,057,342.04	100.00

	Original Term

Months	# of Loans	Total Scheduled Balance	% of Scheduled Balance
360	505	301,057,342.04	100.00
Total:	505	301,057,342.04	100.00

	Remaining Term

Months	# of Loans	Total Scheduled Balance	% of Scheduled Balance
321 - 360	505	301,057,342.04	100.00
Total:	505	301,057,342.04	100.00

	Seasoning

Months	# of Loans	Total Scheduled Balance	% of Scheduled Balance
0	33	21,265,781.00	7.06
1 - 5	468	276,616,188.21	91.88
6 - 10	4	3,175,372.83	1.05
Total:	505	301,057,342.04	100.00

	Initial Rate Cap

(%)	# of Loans	Total Scheduled Balance	% of Scheduled Balance
5.000	504	300,637,342.04	99.86
6.000	1	420,000.00	0.14
Total:	505	301,057,342.04	100.00

	Interest Only Period

Month	# of Loans	Total Scheduled Balance	% of Scheduled Balance
0	49	31,728,628.88	10.54
60	456	269,328,713.16	89.46
Total:	505	301,057,342.04	100.00

	Prepayment Penalty Period

Month	# of Loans	Total Scheduled Balance	% of Scheduled Balance
0	380	224,851,080.85	74.69
12	80	47,668,061.29	15.83
36	22	14,886,217.71	4.94
60	23	13,651,982.19	4.53
Total:	505	301,057,342.04	100.00

** Where Available

TERM SHEET SUPPLEMENT

(Dated: January 24, 2006)

RWT Holdings, Inc.

Sponsor and Seller

SEQUOIA ALTERNATIVE LOAN TRUST

Mortgage Pass-Through Certificates

(Issuable in Series)

Wells Fargo Bank, N.A.	Sequoia Residential Funding, Inc.
Master Servicer	Depositor
________________________________________________

Consider carefully the risk factors beginning on page S-6 of this term sheet supplement and on page 8 of the accompanying prospectus.

The certificates for each series represent interests in the related trust only and will not represent interests or obligations of any other entity.

This term sheet supplement must be read in conjunction with the attached prospectus.

The Trusts

Each Sequoia Alternative Loan Trust will be established to hold assets transferred to it by RWT Holdings, Inc.  The assets in each trust will generally consist of adjustable rate, first lien mortgage loans secured by one- to four-family residential properties.  The mortgage loans will have been purchased either directly or through affiliates, from one or more mortgage loan sellers.  The mortgage loans will be master serviced by Wells Fargo Bank, N.A.

The Certificates

The certificates will be grouped into one or more series, each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund.  A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.  The depositor will sell each series of the certificates to one or more underwriters identified in the related prospectus supplement, and the certificates will be offered pursuant to such prospectus supplement.

The depositor has filed a registration statement (including a prospectus) relating to the offered certificates (No. 333-118832) with the U.S. Securities and Exchange Commission (the “SEC”).  Before you invest, you should read the prospectus in that registration statement and the other related documents, which you may get for free by searching the SEC online database (EDGAR®) at www.sec.gov.  The depositor will file with the SEC the final prospectus supplement, the prospectus and this term sheet supplement (these documents, collectively with the registration statement, the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation by writing to Sequoia Residential Funding, Inc., One Belvedere Place, Suite 330, Mill Valley, California 94941 or by calling (866) 269-4976 and asking for Investor Reporting.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement is preliminary and is subject to completion or change.  The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these certificates.

Although a registration statement (including the prospectus) relating to the securities discussed in this term sheet supplement has been filed with the SEC and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the SEC.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this term sheet supplement or the prospectus.  Any representation to the contrary is a criminal offense.

For use with the prospectus dated September 17, 2004

Tables of Contents

Page

Summary of Terms

S-1

Risk Factors

S-6

Glossary

S-20

The Certificates

S-20

Priority of Distributions—The Shifting Interest Groups

S-20

Distributions of Interest—The Shifting Interest Groups

S-20

Distributions of Principal—The Shifting Interest Groups

S-21

Allocation of Losses—The Shifting Interest Groups

S-22

Cross-Collateralization—Shifting Interest Groups

S-23

Distributions of Interest—The Overcollateralization Groups

S-25

Interest Rate Cap Agreement

S-26

Distributions of Principal—The Overcollateralization Groups

S-27

Application of Realized Losses—The Overcollateralization Groups

S-28

Application of Monthly Excess Cashflow—The Overcollateralization Groups

S-29

Optional Termination; Auction Sale

S-30

Underwriting Guidelines

S-31

Countrywide Underwriting Standards

S-31

General Underwriting Standards

S-37

The Master Servicer, the Trust Administrator and the Servicers

S-39

Wells Fargo

S-39

Countrywide Home Loans Servicing LP

S-39

Mortgage Loan Servicing

S-43

General

S-43

Servicing Accounts

S-44

Servicing Compensation and Payment of Expenses

S-44

Waiver or Modification of Mortgage Loan Terms

S-45

Prepayment Interest Shortfalls

S-45

Advances

S-45

Primary Mortgage Insurance

S-46

Collection of Taxes, Assessments and Similar Items

S-46

Insurance Coverage

S-46

Evidence as to Compliance

S-46

Administration of the Trust Fund

S-47

The Pooling and Servicing Agreement

S-49

General

S-49

Assignment of Mortgage Loans

S-49

Representations and Warranties

S-50

Certain Matters Under the Pooling and Servicing Agreement

S-51

Yield, Prepayment and Weighted Average Life

S-55

General

S-55

Material Federal Income Tax Considerations

S-56

General

S-56

Special Considerations with respect to the Class AR-L and Class AR Certificates

S-57

Tax Return Disclosure Requirements

S-58

Legal Investment Considerations

S-58

ERISA Considerations

S-58

Glossary of Defined Terms

S-60

Exhibit A: Prospectus

A-1

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offered certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.  The description of the certificates in this summary provides general information, some of which may not apply to your series of certificates.

Parties

Sponsor and Seller

RWT Holdings, Inc. or any other seller specified in the related term sheet will sell the mortgage loans to the depositor.

Depositor

Sequoia Residential Funding, Inc., a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is One Belvedere Place, Suite 330, Mill Valley, California 94941, and its telephone number is (415) 389-7373.

Issuing Entity

A common law trust formed under the laws of the State of New York.

Trustee

The trustee for each series of certificates will be specified in the related term sheet and may include U.S. Bank National Association, a national banking association.

Master Servicer

Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”), in its capacity as master servicer, will oversee the servicing of the mortgage loans by the servicers.

Trust Administrator

Wells Fargo, as trust administrator will perform certain administrative duties with respect to the certificates, on behalf of the trustee.

Servicers

The servicers of the mortgage loans will be specified in the related term sheet and may include Countrywide Home Loans Servicing LP and various other banks, savings and loans and other mortgage lending institutions.

Custodians

The custodian for each series of certificates will be specified in the related term sheet and may include Wells Fargo and LaSalle Bank, National Association, a national banking association.

Originators

The mortgage loans will have been originated by Countrywide Home Loans, Inc., and any other banks, savings and loans and other mortgage lending institutions specified in the related term sheet.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first lien, adjustable-rate, fully-amortizing residential mortgage loans and amounts on deposit in various trust accounts, including any prefunding account that may be used to purchase subsequent mortgage loans for inclusion in the trust fund.  The mortgage loans in the trust fund will include the initial mortgage loans transferred to the trust fund on the closing date and, if specified in the related term sheet, any subsequent mortgage loans transferred to the trust during the prefunding period.  If specified in the related term sheet, the mortgage loans will provide for a fixed mortgage rate during an initial period of several years from their date of origination and an adjustable mortgage rate thereafter.  If specified in the related term sheet, the mortgage loans will provide for payments of interest only, for an initial period of several years from their date of origination.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups, sorted on the basis of specified characteristics.  In such event, payments of principal and interest on a specified group of certificates will be based on collections from the related mortgage loans, except under the limited circumstances described herein.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the mortgage loans, certificates that are entitled to receive only interest payments from the mortgage loans, certificates that are entitled to receive only principal payments from the mortgage loans or any combination of the foregoing.

Payment Components

Certificates issued by the trust may consist of components from two or more loan groups if specified in the related term sheet.

The principal or notional amount of any such class will equal the sum of the outstanding principal or notional amounts of its constituent components.

The holder of a class of certificates comprising components will not have a severable interest in any component, but will have an undivided interest in the entire related class and may not transfer their respective payment components separately.

Payments on the Offered Certificates

Principal and/or interest on the certificates will be distributed on the 25th day of each month. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

Interest will accrue on each class of offered certificates (other than any principal-only class of certificates) at specified annual rates.

The Interest Rate Cap Agreement

If so specified in the related term sheet, the trustee may enter into an interest rate cap agreement with a cap counterparty, for the benefit of one or more specified classes of certificates.  The cap counterparty will be specified in the related term sheet and may include an affiliate of an underwriter.

Under any interest rate cap agreement, the cap counterparty will be obligated to make fixed payments to the trust fund if one-month LIBOR moves above a specified rate. Payments under an interest rate cap agreement are intended to offset the effects of a mismatch between the weighted average mortgage rate of a loan group and the one-month LIBOR index used to determine the interest rate on one or more specified classes of certificates related to that loan group.

The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR.

Principal Payments

If specified in the related term sheet, the trust will include one or more certificate groups that will receive distributions in respect of principal based on a “shifting-interest” structure, and/or one or more certificate groups that will receive distributions in respect of principal based on an “overcollateralization” structure.

The amount of principal payable to the offered certificates of a certificate group will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different certificate classes of that group, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) on the first distribution following the end of the prefunding period, if applicable, any amounts on deposit in a prefunding account not used to purchase subsequent mortgage loans for inclusion in the trust fund during the prefunding period.

Any class of certificates designated in the related term sheet as interest-only certificates will not be entitled to distributions of principal.

In addition, the manner of allocating distributions of principal on the mortgage loans to one or more certificate groups will differ, as described in the related prospectus supplement, depending upon the occurrence of several different events or triggers:

in the case of the shifting-interest groups:

•

up to and including the distribution date occurring several years after the closing date for a series of certificates (as specified in the related term sheet), the related subordinate certificates will generally not receive any principal prepayments unless the senior certificates of that group are paid down to zero; or

•

and the initial period specified above, subject to certain performance triggers, the related subordinate certificates will receive increasing portions of principal prepayments over time.

in the case of the overcollateralization groups, the manner of allocation principal between the senior certificates and the subordinate certificates will depend on the following:

•

whether a distribution date occurs before or on or after the “stepdown date,” which is the later of (1) the distribution date occurring several years after the closing date for a series of certificates (as specified in the related term sheet) and (2) the first distribution date on which the ratio of (a) the total principal balance of the related subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the related loan group equals or exceeds the percentage specified in the related term sheet; or

•

whether the rate of delinquencies of the related mortgage loans over any three-month period is higher than certain levels set forth in the related term sheet; and

•

whether cumulative losses on the related mortgage loans are higher than certain levels specified in the related term sheet.

Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases or substitutions of mortgage loans under the circumstances described in the related prospectus supplement.

Super Senior/Support Certificates

Certain classes of senior certificates may be “super senior certificates” and “senior support certificates.” Losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal amounts thereof have been reduced to zero.

Accrual Certificates

Certain classes of certificates may be accrual certificates if specified in the related term sheet. Interest accrued on these classes will not be distributed to the holders on any distribution date prior to the related accretion termination date. Instead, an amount equal to that accrued interest will be added to the respective principal amount of these certificates.

After the related accretion termination date specified in the related term sheet, interest accrued on the accrual certificates will be distributable on each distribution date as interest on these certificates (to the extent available) instead of being added to their respective principal amounts.

Prefunding Account

One or more of the loan groups may be subject to a pre-funding arrangement.  If so specified in the related term sheet, on the closing date, the depositor will deposit a specified cash amount into a segregated account (the prefunding account) maintained with the trust administrator with respect to such loan group(s).  The trust will use the amounts on deposit in the related prefunding account to purchase subsequent mortgage loans from the depositor during the prefunding period specified it the related term sheet.  The depositor must satisfy certain conditions specified in the related pooling and servicing agreement before it can sell subsequent mortgage loans to the trust.  If any amounts are left in the prefunding account at the end of the prefunding period, such amounts will be distributed as a payment of principal to the holders of the related certificate group.

Capitalized Interest Account

With respect to any loan group that is subject to a pre-funding arrangement, the depositor will deposit into a capitalized interest account, the amount specified in the related pooling and servicing agreement.  During the prefunding period, funds on deposit in the capitalized interest account may be applied by the trust administrator to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the prefunding feature.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise, amounts on deposit in the trust accounts and payments received under the interest rate cap agreement.

Enhancement of Likelihood of Payment on the Certificates

The payment structure for a series of certificates may include subordination, shifting-interest, loss allocation, and with respect to all or certain of the loan groups, overcollateralization and cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination of Payments

The senior certificates in a shifting-interest group will have a payment priority over the Class B Certificates. The classes of Class B Certificates with higher numerical class designations will be subordinate to Class B Certificates with lower numerical class designations.

The senior certificates in an overcollateralization group will have a payment priority over the classes of certificates with an “M” in their class designation (the “Class M Certificates”). The classes of Class M Certificates with higher numerical class designations will be subordinate to the Class M Certificates with lower numerical class designations.

Allocation of Losses

Amounts representing losses on the mortgage loans in a loan group will be applied to reduce the principal amount of the related class of subordinate certificates or components of subordinate certificates for the related loan group (or groups) still outstanding that has the lowest payment priority, until the principal amount of that class or component has been reduced to zero. If the applicable subordination provided by the subordinate certificates or components of subordinate certificates is insufficient to absorb losses, then the losses realized by the applicable loan group will be allocated pro rata in reduction of the principal amount of the related group of senior certificates; provided, however, that if so specified in the related term sheet, losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal amounts thereof have been reduced to zero.

Cross-Collateralization

Under certain limited circumstances and to the extent specified in the related term sheet, payments on the mortgage loans in one loan group may be distributed to holders of certain senior certificates corresponding to another loan group (or groups) as described in the related prospectus supplement.

Optional Termination; Auction Sale

On any distribution date on which the total principal balance of a loan group declines to less than 10% of the initial principal balance of such mortgage loans as of the cut-off date for a series of certificates (plus the total amount on deposit in the prefunding account on the closing date for a series of certificates and related to such loan group, if any), the terminating entity identified in the pooling and servicing agreement  may purchase the related mortgage loans from the trust fund, thereby causing an early retirement of the related certificates.

If the terminating entity does not exercise its optional purchase right with respect to a loan group, the trust administrator will conduct an auction to sell the related mortgage loans when the total principal balance of such loan group declines to less than 5% of the initial principal balance of such mortgage loans as of the cut-off date for a series of certificates (plus the total amount on deposit in the prefunding account on the closing date for a series of certificates and related to such loan group, if any).  Such auction will be conducted in accordance with the procedures set forth in the related pooling and servicing agreement and will be repeated as specified in the pooling and servicing agreement.

ERISA Considerations

Generally, all of the offered certificates, other than any Class A-R or Class AR-L Certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Tax Status

The trustee will elect to treat all or a portion of each trust fund as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes.  Each of the offered certificates, other than the Class A-R and Class AR-L Certificates, will represent ownership of “regular interests” in a REMIC, along with certain contractual rights and obligations.

Legal Investment

Upon initial issuance, and after expiration of any pre-funding period, the offered certificates of a series that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA), so long as such ratings are maintained.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.  The description of the certificates in this section provides general information, some of which may not apply to your series of certificates.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The certificates are not insured by any financial guaranty insurance policy or by any governmental agency. The features of subordination, shifting interest, loss allocation and, in the case of certificates and components related to all or certain of the loan groups, overcollateralization and cross collateralization, all as described in the related prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

The amount of any loss (other than any “excess” losses described in the related prospectus supplement) experienced on a mortgage loan will be applied to reduce, in the case of subordinate certificates comprised of components from two or more loan groups, the principal amount of the related component of the related class of subordinate certificates with the highest numerical class designation, until the principal amount of that component has been reduced to zero, and in the case of subordinate certificates relating to one or more loan groups that are not comprised of components, the principal amount of the related class of subordinate certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If subordination is insufficient to absorb losses, then certificateholders of more senior classes will likely incur losses and may never receive all of their principal payments.

In addition, after the total component principal amount of the related subordinate components for certain loan groups has been reduced to zero, or after the principal amount of the subordinate certificates relating to a loan group (or loan groups) has been reduced to zero, losses on those mortgage loans will reduce the principal amount (or notional amounts) of the related senior certificates; provided, however, that if so specified in the related term sheet, losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the class principal amounts thereof have been reduced to zero.

Because the subordinate certificates related to two or more loan groups represent interests in each of the specified loan groups, the principal amounts of these classes could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any of the other loan groups to which the subordinate certificates relate. As a result, losses in one loan group will reduce the loss protection provided by the subordinate certificates to the senior certificates and components corresponding to the other loan group (or groups), and will increase the likelihood that losses will be allocated to those other senior certificates and components.

With respect to any overcollateralization group, in order to increase the overcollateralization to the level required by the rating agencies for such loan group, it will be necessary that the related mortgage loans generate more interest than is needed to pay interest on the related certificates and the fees and expenses of the trust fund allocable to that loan group.  We expect that the mortgage loans in an overcollaterization group will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the mortgage rates on the mortgage loans will be higher than the weighted average of the interest rates on the related certificates.  We cannot assure you, however, that enough excess interest will be generated to increase overcollateralization to the level required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial payment, will be generating less interest.  The effect on the related certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of mortgage loans with high mortgage rates would have a greater negative effect on future excess interest.

Defaults.  The rate of defaults on the mortgage loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of loans having relatively high mortgage rates would have a greater negative effect on future excess interest.

Level of LIBOR.  Substantially all of the adjustable rate mortgage loans in an overcollateralization group may have mortgage rates that adjust based on an index that differs from the one-month LIBOR index used to determine the interest rates on the related certificates.  As a result of an increase in one-month LIBOR, the interest rates on these certificates may increase relative to mortgage rates on the related mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on these certificates.  An interest rate cap agreement may be provided to mitigate this risk, but the interest rate cap agreement will not eliminate this risk.

Risks Related to Underwriting Guidelines Used to Originate the Mortgage Loans

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this term sheet supplement.  The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac.  In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

All of the mortgage loans will be adjustable-rate mortgage loans, and may adjust, generally after an initial fixed-rate period of several years.  As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing mortgage rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock-in” lower fixed interest rates.  The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

See “Risk Factors—Prepayments Are Unpredictable and Affect Yield” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Related Certificates

If specified in the related term sheet, one or more of the loan groups will be subject to a pre-funding arrangement.  If the total principal balance of the subsequent mortgage loans to be acquired by the trust fund and added to one or more loan groups by the end of the pre-funding period is less than the initial pre-funding amount, the amount of such differential will be paid to the related certificateholders on the first distribution date following the end of the pre-funding period, in the same manner and priority as the mortgage loan collections of principal.  Any such payment will reduce the weighted average life of the related certificates and may adversely affect the yield of such certificates.  Certificateholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yield on the certificates.  The depositor believes that substantially all of the funds in the pre-funding account will be used for the purchase of subsequent mortgage loans prior to the end of the pre-funding period.

Limited Cross-Collateralization

If so specified in the related term sheet, two or more of the loan groups may have the benefit of cross-collateralization.  Interest and principal on senior certificates related to a loan group that does not benefit from cross-collateralization with another loan group (or groups) will be payable out of amounts collected in respect of the mortgage loans in that loan group. Similarly, interest and principal on each class or component of subordinate certificates related to a loan group that does not benefit from cross-collateralization with another loan group (or groups) will be payable from amounts collected in respect of the mortgage loans in that loan group. When a loan group is not “cross-collateralized” with any other loan group, interest and principal received on mortgage loans in one loan group will not be available to the senior certificates corresponding to other loan group (or groups).

A disproportionately high rate of delinquencies or defaults in one loan group  may result in shortfalls or losses affecting the related certificates or components at the same time that amounts from another loan group are being distributed in respect of certificates or components relating to such loan group with lower seniority.

In addition, the applicable coverage for special hazard losses, fraud losses and bankruptcy losses may cover the mortgage loans in more than one loan group, to the extent described in the related prospectus supplement.  Therefore, if mortgage loans in any one loan group suffer a high level of these types of losses, it will reduce the available coverage for all of the certificates related to the other loan group (or loan groups) that are cross-collateralized with the loan group suffering losses.  Investors should be aware that after the applicable coverage amounts have been exhausted, if any loan group that is cross-collateralized with other loan group(s) suffers these types of losses, the certificates related to all such cross-collateralized loan group will be allocated a portion of that loss.

Risks Related to the Subordinate Certificates

To the extent provided in the related term sheet, the protections afforded the senior certificates in a series of certificates create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

●

Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

●

Except under the circumstances described in this term sheet supplement, the Class B Certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until several years after the closing date, as specified in the related term sheet.  In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of Class B Certificates with higher alphanumerical class designations will be paid to classes of Class B Certificates with lower alphanumerical class designations.

●

If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

●

The subordinate certificates of an overcollateralization group are not expected to receive principal distributions for a period of several years, as specified in the related term sheet, unless the class principal amounts of the related senior certificates have been reduced to zero prior to such date.

●

After extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal amount without a corresponding distribution of cash to the holder.  A lower class principal amount will result in less interest accruing on the certificate.

● The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.
Special Risks for Certain Other Classes of Certificates

Principal-only certificates and interest-only certificates have yields to maturity (or early termination) — the yield you will receive if you hold a certificate until it has been paid in full — that are highly sensitive to prepayments on the related mortgage loans.

If you purchase a principal-only certificate or an interest-only certificate, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
● in the case of the interest-only certificates, a faster than expected rate of prepayments on the mortgage loans in the related loan group; and
● in the case of the principal-only certificates, a slower than expected rate of prepayments on the mortgage loans in the related loan group.

Prepayments on the related mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in the interest-only certificates to fully recover their initial investments.  For example, the seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  Prepayments on the related mortgage loans may also occur as a result of solicitations of the borrowers by mortgage loan providers, including an originator, the servicers, the master servicer, any subservicers or their affiliates.  Such solicitations may include streamlined documentation programs.

Any optional termination or auction sale of one or more loan groups, as described under “Summary of Terms—Optional Termination; Auction Sale,” will adversely affect the yields on the interest-only certificates.

Changes in LIBOR and Mortgage Rates May Limit Interest Rates

The amount of interest payable on certain classes of certificates, if specified in the related term sheet, will be based on the one-month London Interbank Offered Rate, known as LIBOR, plus a specified margin.  If LIBOR falls, the yield on a class of certificates that has an interest rate formula that is equal to LIBOR plus a specified margin will be lower. By contrast, if LIBOR rises, the yield on a class of certificates that has an interest rate formula that is equal to a specified margin minus LIBOR, will be lower and could fall to zero. In addition, the interest rates on all of these classes will not exceed specified rates, regardless of levels of LIBOR.

The mortgage loans in each loan group may also have periodic maximum and minimum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates several years after their first payment dates. As a result, the LIBOR certificates may accrue less interest than they would accrue if their interest rates were solely based on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the mortgage rates and adversely affect the yield to maturity on, and market value of, the LIBOR certificates. Some of these factors are described below:

●

The interest rates for the LIBOR certificates adjust monthly based on the one-month LIBOR index, while the interest rates on the related mortgage loans may adjust less frequently or adjust based on a different index. Consequently, the limits on the interest rates on the LIBOR certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

●

The mortgage rates on mortgage loans related to the LIBOR certificates may respond to economic and market factors that differ from those that affect the one-month LIBOR index. It is possible that the mortgage rates may decline while the interest rates on the related certificates are stable or rising. It is also possible that the mortgage rates and the interest rates on the LIBOR certificates may both decline or increase during the same period, but that the interest rates on those certificates may decline or increase more slowly or rapidly.

●

To the extent that the mortgage loans related to the LIBOR certificates are subject to default or prepayment, the interest rates may be reduced as a result of the net funds cap limitations described in the related term sheet.

●

If the interest rates on the LIBOR certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on future distribution dates, but only if there is enough cashflow generated from excess interest (and in limited circumstances, principal) on the mortgage loans to fund these shortfalls or payments are received under the interest rate cap agreement in an amount sufficient to pay these shortfalls.

Geographic Concentration Risks

The loans in any series (or group) may be secured by properties located disproportionately in one or more states.  The rate of delinquencies, defaults and losses on each loan group may be higher than if fewer of the mortgage loans were concentrated in these states and will have a disproportionate impact on the mortgage loans in general.

Recently severe weather conditions, including hurricanes and tropical storms, have caused extensive damages to parts of the country.  Extensive damage to, or total destruction of, mortgaged properties in affected areas may result in (1) an increase in delinquencies, defaults and losses on the related mortgage loans or (2) the receipt of insurance payments in respect of the mortgaged properties, which payments will have the same effect on certificateholders as prepayment in full of the related mortgage loans.  In addition, weakened economic conditions in and around the affected areas may adversely affect the ability of borrowers to repay their mortgage loans.  No assurance can be given as to the rate of delinquencies, defaults or losses on, or prepayments of, any mortgage loans secured by mortgaged properties located in areas affected by such hurricanes or tropical storms.

Risks Related to Mortgage Loans with Interest-Only Payments

A substantial portion of the mortgage loans may provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of several years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial period of a mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

If so specified in the related term sheet for a series of certificates, the related trust fund may include a material percentage of mortgage loans as to which the related mortgaged property is subject to a second lien.  At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only features.  The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Mortgage loan characteristics and debt-to-income ratios set forth in the related term sheet reflect the scheduled mortgage loan payments due or being made as of the “cut-off date” for that series of certificates and do not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.  As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only features will increase substantially when the principal must be repaid.
Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates.  A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance.  In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above.  As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased  and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

Interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—State and Federal Laws May Limit Ability to Collect on Loans” in the prospectus.
If Servicing Is Transferred, Delinquencies May Increase

In certain circumstances, the entity specified in the related pooling and servicing agreement or its transferee may request that the master servicer resign and appoint a successor servicer or master servicer, as applicable.  If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

The servicing function for the mortgage loans for which a servicer will be responsible for servicing may have recently been transferred to such servicer.  Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

In addition, after the closing date for a series of certificates, servicing may be transferred to a successor servicer that meets the requirements of a successor servicer in the related servicing agreement.  Such successor servicer will service such mortgage loans in accordance with the servicing provisions set forth in the servicing agreement.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans.  There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Violation of Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—State and Federal Laws May Limit Ability to Collect on Loans” in the prospectus.

Glossary

A glossary of defined terms used in this term sheet supplement begins on page S-60. Any terms used in this term sheet supplement but not defined in the glossary are defined in the accompanying prospectus.

The Certificates

If specified in the related term sheet for a series of certificates, the trust will include one or more certificate groups that will receive distributions in respect of principal based on a “shifting-interest” structure (each, a “Shifting Interest Group”), and/or one or more certificate groups that will receive distributions in respect of principal based on an “overcollateralization” structure (each, an “Overcollateralization Group”).  The description of the certificates in this section provides general information, some of which may not apply to your series of certificates.

Priority of Distributions—The Shifting Interest Groups

Distributions will in general be made to the extent of Available Funds for any Shifting Interest Group in the following order of priority:

•

first, to the senior certificates of the related Shifting Interest Group, pro rata, accrued and unpaid interest as described under “—Distributions of Interest—The Shifting Interest Groups” below; and

•

second, to the senior certificates of the related Shifting Interest Group, principal as described under “—Distributions of Principal—The Shifting Interest Groups” below.

After giving effect to the distributions set forth in the previous paragraph, all such remaining Available Funds will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to one or more of the other Shifting Interest Groups as described under “—Cross-Collateralization—The Shifting Interest Groups.”

•

first, to each class of Class B Certificates, interest and then principal, if applicable, in increasing order of alphanumerical class designation (e.g., Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, etc.), with both interest and principal being paid to one class before any payments are made to the next class; and

•

second, to the Class AR-L or Class AR Certificates, as appropriate, the remainder (which is expected to be zero) of all Available Funds.

Distributions of interest and principal to any Shifting Interest Group will be based on payments received or advanced for the mortgage loans in the related group, except under the limited circumstances  described under “—Cross-Collateralization—The Shifting Interest Groups.”  Distributions of interest and principal to the Class B Certificates will be based on payments received or advanced for the mortgage loans in all of the Shifting Interest Groups.

Distributions of Interest—The Shifting Interest Groups

With respect to each class in the Shifting Interest Groups and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12 of the applicable pass-through rate for that class, multiplied by the related Class Principal Amount immediately prior to that distribution date.  Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of the previous distribution dates and interest accrued during the preceding Accrual Period.  Interest will accrue on each class in the Shifting Interest Groups on the basis of a 360 day-year consisting of twelve 30-day months.

The interest entitlement described above for each class of senior certificates in the Shifting Interest Groups will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related group for that distribution date and the interest entitlement described above for the Class B Certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in all of the Shifting Interest Groups for that distribution date.  Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls.  The amount a class of Class B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable weighted average pass-through rate specified in the related prospectus supplement on that class’s proportionate share, based on the Class Principal Amount, of the related Class B Subordinate Balance for that distribution date.

Distributions of Principal—The Shifting Interest Groups

On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefor to the extent and in the priority described in the related prospectus supplement.  Distributions of principal to any classes of a Shifting Interest Group will be based on payments received or advanced for the mortgage loans in the related group, except under the limited circumstances described under “—Cross-Collateralization—The Shifting Interest Groups.”  Distributions of principal to the Class B Certificates will be based on payments received or advanced for the mortgage loans in all of the Shifting Interest Groups.

On each distribution date, an amount, up to the amount of the related Group Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the senior certificates of the related group, pro rata, based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; provided, however, that in the case of the loan group related to the Class A-R and Class AR-L Certificates, such certificates shall receive payments pro rata prior to any distributions to the other senior certificates of such loan group.

On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class B Certificates, in increasing order of alphanumerical class designation and to the extent of amounts available therefor.  Each class of Class B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Class B Certificates is less than the Subordination Level as of the closing date for a series of certificates) its pro rata share, based on its respective Class Principal Amount, of the Subordinate Principal Distribution Amount.  Distributions of principal of the Class B Certificates will be made on each distribution date sequentially in increasing order of alphanumerical class designation, until each class of Class B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date.

For each class of Class B Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date for a series of certificates, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class.  The amount otherwise distributable to those classes will be allocated among the remaining classes of Class B Certificates, pro rata, based upon their respective Class Principal Amounts.

Allocation of Losses—The Shifting Interest Groups

Credit enhancement for the classes in the Shifting Interest Groups includes the subordination of the Class B Certificates and the priority of application of Realized Losses.  The Class B Certificates will be subordinate in right of payment of and provide credit support to the senior classes in the Shifting Interest Groups to the extent described in the related prospectus supplement.  The support provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the senior classes in the Shifting Interest Groups of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the senior classes in the Shifting Interest Groups protection against certain losses.

Any Realized Loss with respect to a mortgage loan in a Shifting Interest Group, except for Excess Losses, will be allocated among the related classes in the Shifting Interest Groups, first, to the Class B Certificates, in reverse order of their alphanumerical designation, and, second, to the senior certificates of the related group, pro rata, according to and in reduction of their Class Principal Amounts; provided, however, that losses otherwise allocable to any class of super senior certificates will instead be allocated to the related class or classes of senior support certificates, until the Class Principal Amount of each such class has been reduced to zero.

On each distribution date, Excess Losses with respect to principal will be allocated pro rata among the classes in the Shifting Interest Groups, based on their respective Class Principal Amounts.

On each distribution date, if the aggregate Class Principal Amount of all classes in the Shifting Interest Groups exceeds the Aggregate Collateral Balance after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Class B Certificates then outstanding.

Investors in any class in the Shifting Interest Groups should be aware that because the Class B Certificates represent interests in all of the Shifting Interest Groups, the Class Principal Amount of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any one of these groups.  Therefore, notwithstanding that Realized Losses on the mortgage loans in each loan group may only be allocated to the related senior certificates, other than Excess Losses, the allocation to the Class B Certificates of Realized Losses on the mortgage loans in a loan group will increase the likelihood that losses may be allocated to the senior certificates unrelated to such loan group.

The Class B Certificates will provide limited protection to the classes of certificates of higher relative priority against  Special Hazard Losses,  Bankruptcy Losses and  Fraud Losses in the respective amounts set by the rating agencies specified in the related prospectus supplement.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates.  In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date for a series of certificates, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) 1.00% of the current aggregate principal balance of the mortgage loans in all of the Shifting Interest Groups and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the related cut-off date over the cumulative amount of Fraud Losses allocated to the Class B Certificates since such preceding anniversary, and (b) on the fifth anniversary of the Cut-off Date, zero.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class B Certificates.

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

the greatest of:

•

1% of the Aggregate Collateral Balance on such distribution date,

•

twice the Stated Principal Balance of the largest mortgage loan in any Shifting Interest Group, or

•

the aggregate Stated Principal Balance of the mortgage loans in any Shifting Interest Group secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

the Special Hazard Loss Coverage Amount as of the related closing date less the amount, if any, of Special Hazard Losses allocated to the Class B Certificates since such closing date.

The amount of coverage provided by the Class B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Class B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Investors in any class in the Shifting Interest Groups should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in all of the Shifting Interest Groups.  In the event mortgage loans in one of the loan groups suffers a high level of losses, the available coverage for the certificates related to the other loan groups will be reduced and may cause the certificates related to the other loan groups to suffer losses in the event mortgage loans in either group suffer losses after the available coverage has been exhausted.

Cross-Collateralization—Shifting Interest Groups

If so specified in the related term sheet, the Shifting Interest Groups in the trust fund for a series of certificates may be cross-collateralized under the limited circumstances described below:

Cross-Collateralization Due to Rapid Prepayments.  On each distribution date prior to the Credit Support Depletion Date, but after the date on which any of the aggregate Class Principal Amount of the senior classes in the Shifting Interest Groups has been reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be paid to the senior certificates of the other loan groups.  Such amount will be allocated between the other groups, pro rata based on aggregate Class Principal Amount and paid to the senior certificates in such groups in the same priority as such certificates would receive other distributions of principal.  However, principal will not be distributed as described above if on that distribution date (a) the Class B Percentage for that distribution date is greater than or equal to 200% of the Class B Percentage as of the closing date for such series and (b) the average outstanding principal balance of the mortgage loans in each group delinquent 60 days or more over the last six months, as a percentage of the related Class B Subordinate Balance, is less than 50%.  If principal from one loan group is distributed to the senior certificates of the other groups according to this paragraph, the Class B Certificates will not receive this principal amount.

Cross-Collateralization Due to Disproportionate Realized Losses in One Group. If on any distribution date the aggregate Class Principal Amount of the senior classes in a Shifting Interest Group is greater than the Aggregate Loan Group Balance of the related loan group (the “Undercollateralized Group”), then the following will occur:

•

The Available Funds in the other groups that are not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of each Overcollateralized Group, in an aggregate amount equal to one month’s interest on the Principal Transfer Amount of each Undercollateralized Group at the weighted average pass-through rate applicable to the Undercollateralized Group or Groups and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

•

The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Group or Groups, after distributions of principal to the senior certificates of each Overcollateralized Group, will be distributed to the senior certificates of each Undercollateralized Group until the Class Principal Amount of the senior certificates of each Undercollateralized Group equals the Aggregate Loan Group Balance of the related group.

Consequently, the Class B Certificates will not receive any distributions of principal until the Undercollateralized Group or Groups are no longer undercollateralized.

On each Distribution Date, the “Principal Transfer Amount” for an Undercollateralized Group will equal the excess, if any, of the Class Principal Amount of the senior certificates related to such Undercollateralized Group over the Aggregate Loan Group Balance of such Undercollateralized Group.

For each distribution date and any group, the “Overcollateralization Amount” for such group is the excess of (i) the Aggregate Loan Group Balance of such group over (ii) the aggregate Class Principal Amount of the senior certificates related to that group.

In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group. In the event more than one group is an Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Overcollateralized Group will be made pro rata based on the amount of payments required to be made to the Undercollateralized Groups.

All or a portion of the distributions to the senior certificates in a Shifting Interest Group pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

In the event that the weighted average of the pass-through rates of the senior certificates related to an Undercollateralized Group is greater than the weighted average of the pass-through rates of the senior certificates related to the Overcollateralized Group or Groups, the payment of interest to such senior certificates related to the Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Class B Certificates.  In addition, after the aggregate principal balance of the Class B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates.

Distributions of Interest—The Overcollateralization Groups

The amount of interest payable on each distribution date in respect of each class of certificates in an Overcollateralization Group, other than any Class X Certificates, will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date.  Interest will accrue on each class of certificates in an Overcollateralization Group, other than any Class X Certificates, on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

The Class X Certificates related to an Overcollateralization Group will be entitled to receive certain excess cashflow from the mortgage loans in such loan group.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of certificates in an Overcollateralization Group, other than any Class X Certificates, such class will be entitled to the amount of such Basis Risk Shortfall.  Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described under “—Application of Monthly Excess Cashflow—The Overcollateralization Groups” below, from amounts otherwise payable on the related Class X Certificates on such distribution date, and from amounts paid under the related interest rate cap agreement on deposit in the related interest rate cap account.

On each distribution date, the Interest Remittance Amount for each Overcollateralization Group for such date will be paid first, to the related senior certificates in such Overcollateralization Group, pro rata based on amounts due, Current Interest and then any Carryforward Interest, for such class and such distribution date; second, to the related subordinate certificates in such Overcollateralization Group, in increasing order of alphanumerical class designation, Current Interest and then any Carryforward Interest for such class and such distribution date, with both interest and principal being paid to one class before any payments are made to the next class; and third, for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Application of Monthly Excess Cashflow—The Overcollateralization Groups“ below, any Interest Remittance Amount remaining after application pursuant to clauses first and second above (such amount, “Monthly Excess Interest”) for such distribution date.

Determination of LIBOR.   On the second LIBOR Business Day preceding the commencement of each Accrual Period (each such date, a “LIBOR Determination Date”), the trust administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date.

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”).  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the trust administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR Determination Date, LIBOR, as the case may be, for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate for LIBOR, the trust administrator will designate an alternative index that has performed, or that the trust administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate for LIBOR.  The trust administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the trust administrator and the trust administrator’s calculation of the interest rate applicable to each class of LIBOR certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Notwithstanding the foregoing, LIBOR for the first distribution date will be determined two business days prior to the related closing date for a series of certificates.

Interest Rate Cap Agreement

If specified in the related term sheet, on each distribution date so long as the interest rate cap agreement is in effect, the specified class of certificates will be entitled to receive amounts under such interest rate cap agreement in an amount equal to any Basis Risk Shortfall, unpaid Basis Risk Shortfall, Realized Losses or Deferred Amounts for such class of certificates with interest thereon at the applicable interest rate (calculated without regard to the maximum rate limitation).

Pursuant to the terms of the related pooling and servicing agreement, the trust administrator will establish a separate account to be designated as the reserve for such class of certificates. Each such reserve fund will be held for the benefit of the holders of the such class of certificates and the related Class X Certificates (which will be entitled to receive amounts, if any, remaining on deposit in the reserve fund after the Class Principal Amount of the related class of certificates has been reduced to zero) and will not be an asset of any REMIC.

Each interest rate cap agreement will provide for a “strike rate” specified in the related term sheet and a scheduled notional amount for each distribution date as set forth in the related term sheet. We can give you no assurance that the Class Principal Amount of the class of certificates benefited by the interest rate cap agreement will be reduced at the same rate that the scheduled notional amount of the related interest rate cap agreement declines.

With respect to each distribution date, the related interest rate cap agreement will, if LIBOR exceeds the strike rate, provide for the payment to the trust administrator, on behalf of the trustee, of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such distribution date (up to a maximum interest rate if specified in the related term sheet) over the strike rate and (iii) an amount equal to the applicable scheduled notional amount for such distribution date.

It is intended that payments under an interest rate cap agreement provide protection against upward movements in LIBOR and diminish the basis risk to the related class of certificates associated with the trust fund’s investment in the mortgage loans paying interest at rates other than one-month LIBOR.

Each interest rate cap agreement will be terminable by the trust or the related interest rate cap counterparty following the occurrence of certain specified events of default, including failure of the related interest rate cap counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

On any distribution date, amounts on deposit in the interest rate cap account related to an Overcollateralization Group will be distributed in the following order of priority:

(i)

to the classes of senior certificates in such loan group, pro rata based on the amount of any unpaid Basis Risk Shortfalls, the amount of any unpaid Basis Risk Shortfalls for such class;

(ii)

to the classes of subordinate certificates in such loan group, in increasing order of their alphanumerical class designation, the amount of any unpaid Basis Risk Shortfalls for such class;

(iii)

to the Principal Remittance Amount for such loan group, up to the amount of such Realized Losses on the related mortgage loans incurred during the related Due Period, any shortfall to be allocated pro rata based upon the amount of such Realized Losses applicable to such loan group; and

(iv)

first, to any senior support class in such loan group, and then to the classes of subordinate certificates in such loan group, in increasing order of their alphanumerical class designation,  any applicable Deferred Amounts prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under “—Application of Excess Monthly Cashflow—The Group 5 Certificates” on such distribution date.

Amounts paid under an interest rate cap agreement not used on any distribution date to pay Basis Risk Shortfalls, Realized Losses or Deferred Amounts on the related classes of certificates will remain on deposit in the related interest rate cap account and may be available on future distribution dates to make the payments described in the preceding paragraph; provided, however, that such amounts will be paid into and distributed out of a separate trust created pursuant to the pooling and servicing agreement for the benefit of the related certificates.  However, at no time will the amount on deposit in the interest rate cap account exceed the deposit amount for such loan group.  The “deposit amount” will be calculated on each distribution date, after giving effect to withdrawals from the interest rate cap account on that distribution date and distributions and allocation of losses on the related certificates on such date, and will equal the excess, if any, of the related Targeted Overcollateralization Amount for such distribution date over the related Overcollateralization Amount for such distribution date.

Distributions of Principal—The Overcollateralization Groups

Distributions of principal on the senior certificates in an overcollaterization group will be made primarily from the Principal Payment Amount, to the extent of Available Funds, as described below.  Distributions of principal on the subordinate certificates in an Overcollateralization Group will be made primarily from the related Principal Payment Amount after distributions of principal have been made on the related senior certificates.

The Principal Payment Amount for an Overcollateralization Group will be paid on each distribution date as follows:

I.

On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid, first, to the senior certificates in such group, pro rata, weighted based on the Class Principal Amounts of such classes, until their respective Class Principal Amounts have been reduced to zero, second, to the subordinate certificates of such group, in increasing order of alphanumerical class designation, until the respective Class Principal Amount of each such class of subordinate certificates has been reduced to zero, and third, for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Application of Monthly Excess Cashflow—The Overcollateralization Groups“ below any Principal Payment Amount remaining after application pursuant to clauses first and second above.

II.

On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not effect, the Principal Payment Amount will be paid, first, to the senior certificates in such group the Senior Principal Prepayment Amount for such distribution date , pro rata, weighted based on the Class Principal Amounts of such classes, until their respective Class Principal Amounts have been reduced to zero, second, to the subordinate certificates of such group, in increasing order of alphanumerical class designation, their respective Subordinate Principal Payment Amounts for such distribution date until the respective Class Principal Amount of each such class of subordinate certificates has been reduced to zero, and third, for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Application of Monthly Excess Cashflow—The Overcollateralization Groups“ below any Principal Payment Amount remaining after application pursuant to clauses first and second above.

Application of Realized Losses—The Overcollateralization Groups

Realized Losses on the mortgage loans in an Overcollateralization Group will have the effect of reducing amounts payable in respect of the related Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to the mortgage loans in an Overcollateralization Group during the Due Period for such distribution date and payments of principal on such distribution date, the total Class Principal Amount of the related certificates exceeds the sum of the total Stated Principal Balance of the related  mortgage loans for such distribution date and the amounts on deposit in the prefunding account for such distribution date, if any, (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Amount of first, the related class of subordinate certificates, in reverse order of their alphanumerical designation, until their respective Class Principal Amounts have been reduced to zero; and, second, the related class of senior support certificates, if any, until the Class Principal Amount thereof has been reduced to zero.  The Class Principal Amount of a class of senior certificates (other than any senior support class) in an Overcollateralization Group will not be reduced by Applied Loss Amounts.

Holders of any class of senior support certificates and subordinate certificates in an Overcollateralization Group will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow or amounts paid under the related interest rate cap agreement, as described below.

Application of Monthly Excess Cashflow—The Overcollateralization Groups

On each distribution date, the Monthly Excess Cashflow for an Overcollateralization Group will be distributed in the following order of priority:

(1)

until the total Class Principal Amount of the certificates in such Overcollateralization Group equals the Aggregate Loan Group Balance for such distribution date minus the Targeted Overcollateralization Amount for such date:

(A)

on each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, first, to the senior certificates in such Overcollateralization Group, pro rata, weighted based on the Class Principal Amounts of such classes, until their respective Class Principal Amounts have been reduced to zero, and, second, to each class of the related subordinate certificates, in increasing order of alphanumerical class designation, until the Class Principal Amount of each such class has been reduced to zero;

(B)

on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal—Overcollateralization Groups,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)

to any class of senior support certificates in such Overcollateralization Group, any Deferred Amount for such class and such distribution date;

(3)

to each class of subordinate certificates in such Overcollateralization Group, in increasing order of alphanumerical class designation, any Deferred Amount for such class and such distribution date;

(4)

to each class of senior certificates in such Overcollateralization Group, pro rata based on amounts due, any Basis Risk Shortfall for such class and such distribution date;

(5)

to each class of subordinate certificates in such Overcollateralization Group, in increasing order of alphanumerical class designation, any Basis Risk Shortfall for such class and such distribution date;

(6)

to the related Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(7)

to the Class AR-L or Class AR Certificates, any remaining amount, as appropriate.  It is not anticipated that any amounts will be distributed to the Class AR-L or Class AR Certificates under this clause (7).

Distributions pursuant to subparagraphs (4) and (5) on any distribution date will be made after giving effect to withdrawals from the interest rate cap account to pay any related Basis Risk Shortfall.  Distributions pursuant to subparagraphs (2) and (3) on any distribution date will be made after giving effect to any withdrawals from the interest rate cap account on such date to pay Deferred Amounts.

Optional Termination; Auction Sale

On any distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans in a loan group is less than or equal to 10% of the sum of (x) the aggregate Stated Principal Balance of such mortgage loans as of the cut-off date for a series of certificates and (y) any amount on deposit in the prefunding account on the closing date for a series of certificates and related to such loan group, the terminating entity specified in the related pooling and servicing agreement will (subject to the terms of the pooling and servicing agreement) have the option to purchase such mortgage loans, all real property acquired in respect of any such mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the  mortgage loans plus accrued interest thereon at the applicable mortgage rate to, but not including, the Due Date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the mortgage loans and (iii) any unreimbursed advances, fees and other amounts payable to the master servicer, the servicers (other than the Terminating Entity), the trustee and the trust administrator related to the mortgage loans (with respect to such mortgage loans, the “Terminating Par Value”) and (b) the fair market value of all property of the trust related to the mortgage loans.

If any such option is exercised, and the amount specified in clause (b) of the immediately preceding paragraph exceeds the amount specified in clause (a) of the immediately preceding paragraph, as applicable, the Class AR-L Certificates will be entitled to receive the amount of such excess.  There can be no assurance that any of such options will be exercised, or that if any of such options are exercised, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If the option to purchase the mortgage loans and the other assets in the trust related to a loan group as described above is not exercised and the aggregate Stated Principal Balance of such loan group declines below 5% of the sum of (x) the aggregate Stated Principal Balance of such mortgage loans as of the initial cut-off date for a series of certificates and (y) any amount on deposit in the prefunding account on the closing date for a series of certificates and related to such loan group, the trust administrator will conduct an auction to sell such  mortgage loans and the other assets in the trust related to such loan group.

With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the loan group.  The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the related Terminating Par Value plus certain expenses set forth in the pooling and servicing agreement.  If less than three bids are received or the highest bid received is less than the related Terminating Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator may continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans as further specified in the related pooling and servicing agreement.

If an auction is successfully completed with respect to any loan group and the highest bid is in excess of the related Terminating Par Value, the Class AR-L Certificates will be entitled to receive the amount of that excess.  There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If either of such options is exercised or an auction is successfully conducted, the effect would be to cause an early retirement of the related certificates.  Distributions on the certificates relating to any optional termination or auction sale will first be treated as a prepayment of mortgage loans and paid in accordance with the priorities and amounts set forth above under “The Certificates.” The proceeds from that distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled.

Underwriting Guidelines

Countrywide Underwriting Standards

The information in this section has been provided by Countrywide Home Loans, Inc.  (“Countrywide Home Loans”).  As used in this section, the term “Loan-to-Value Ratio” has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

•

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation program as described under “— General” below.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan.  See “— General” below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

General.  Countrywide Home Loans, a New York corporation, has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only six-month LIBOR loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines.  Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines.  Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

General Underwriting Standards

The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.  None of the sponsor, the depositor or any affiliate, has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,”  “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application  and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

The Master Servicer, the Trust Administrator and the Servicers

Wells Fargo

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.

Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Wells Fargo will act as master servicer pursuant to the pooling and servicing agreement.  The master servicer will perform the duties set forth under “Mortgage Loan Servicing” in this term sheet supplement.  As master servicer, Wells Fargo will monitor the performance of the servicers of the mortgage loans in accordance with the provisions of the underlying servicing agreements and the pooling and servicing agreement.  Wells Fargo will not, however, be ultimately responsible for the servicing of the mortgage loans, except to the extent described under “Mortgage Loan Servicing” below.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans.  Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of September 30, 2005, December 31, 2004, December 31, 2003 and December 31, 2002, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion, $838.322 billion, $644.855 billion and $452.405 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production.  The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production

		Ten Months				Nine Months
	Year Ended	Ended	Years Ended			Ended
	February 28,	December 31,	December 31,			September 30,
	2001	2001	2002	2003	2004	2005
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	240,608	504,975	999,448	1,517,743	846,395	591,059
Volume of Loans	$ 34,434	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 122,780
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.3%
Conventional Non-conforming Loans Number of Loans	86,600	137,593	277,626	554,571	509,711	612,768
Volume of Loans	$ 11,394	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 163,199
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.6%
FHA/VA Loans Number of Loans	118,673	118,734	157,626	196,063	105,562	60,545
Volume of Loans	$ 13,075	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 7,978
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%
Prime Home Equity Loans Number of Loans	119,045	164,503	316,049	453,817	587,046	511,253
Volume of Loans	$ 4,660	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 31,403
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.8%
Nonprime Mortgage Loans Number of Loans	51,706	43,359	63,195	124,205	250,030	202,768
Volume of Loans	$ 5,360	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 32,457
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%
Total Loans Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	1,978,393
Volume of Loans	$ 68,923	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 357,817
Average Loan Amount	$ 112,000	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 181,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	52%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	53%

_________________

(1)

Percentage of total loan production based on dollar volume.

Loan Servicing.  Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures.  When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience.  Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans’ loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans in transactions that were registered with the Securities and Exchange Commission.  The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

	At February 28, 2001	At December 31,			At September 30, 2005
		2001	2002	2003	2004
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)

Volume of Loans(1)	$21,250,550	$25,658,250	$33,455,108	$47,663,628	$76,170,541	$129,221,061
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30 – 59 days	1.61%	1.89%	2.11%	1.80%	1.51%	1.54%
60 – 89 days	0.28%	0.39%	0.53%	0.43%	0.28%	0.26%
90 days or more (excluding pending foreclosures)	0.14%	0.23%	0.35%	0.31%	0.26%	0.21%
Total of delinquencies	2.03%	2.50%	2.99%	2.53%	2.05%	2.01%
Foreclosure pending	0.27%	0.31%	0.31%	0.31%	0.20%	0.17%
Total delinquencies and Foreclosures pending	2.30%	2.82%	3.31%	2.84%	2.25%	2.18%
Net Gains/(Losses) on liquidated loans (2)	$(2,988,604)	$(5,677,141)	$(10,788,657)	$(16,159,208)	$(24,758,566)	$(5,165,253)

__________________

(1)

“Volume of loans” reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)

“Net Gains/(Losses) on liquidated loans” reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003, and December 31, 2004 and (iv) the 9-month period ended on September 30, 2005, respectively.

Mortgage Loan Servicing

General

The servicers will service the mortgage loans pursuant to existing servicing agreements between each such servicer and the seller.  The rights of the seller under each such servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.  Any further transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, as applicable.

The servicers will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties, in accordance with the provisions of the related servicing agreement.

Under each servicing agreement, the master servicer has the authority to terminate the related servicer for certain events of default which indicate that either the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.  If the master servicer terminates a servicer, the master servicer will be required to appoint a successor servicer as provided in the pooling and servicing agreement.

See “The Agreements—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The master servicer is responsible for the aggregation for monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective underlying servicing agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any underlying servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer.

The master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except as described under “— Advances” below.  In addition, the master servicer will not be responsible for the supervision of the activities of the servicers related to servicing of any additional collateral or limited purpose surety bonds or resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition or management of REO property.  If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

A servicer generally may not transfer the servicing to a successor servicer without the consent of the trustee and the master servicer.  The pooling and servicing agreement requires that, in the case of transfers to a successor servicer other than a entity that is a servicer on the related closing date, each rating agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.  A servicer may enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to a group.  Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder’s direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

Servicing Accounts

Pursuant to each servicing agreement, the servicer will deposit collections on the mortgage loans into the custodial account established by it.  Each custodial account is required to be kept segregated from operating accounts of the related servicer and to meet the eligibility criteria set forth in the related servicing agreement.  Under each servicing agreement, amounts on deposit in the custodial account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to the custodial account by the related servicer out of its own funds.

Servicing Compensation and Payment of Expenses

Each servicer will be entitled to receive, from interest actually collected on each mortgage loan serviced by it, a servicing fee equal to the product of (1) the principal balance of such mortgage loans as of the first day of the related Due Period and (2) a fixed per annum service fee rate.  The servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the custodial accounts.

If so specified in the related term sheet, the master servicer will be entitled to receive a master servicing fee equal to the product of (1) the aggregate principal balance of the mortgage loans as to the first day of the related Due Period (plus the total amount on deposit in any prefunding account) and (2) a fixed per annum master servicing fee rate.  Alternatively, the master servicer will be entitled to receive investment earnings on deposits in the certificate distribution account.

The aggregate expense fee rate with respect to each series of certificates will be specified in the related term sheet.  The amount of the master servicing fee and each servicer’s servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described below under “— Prepayment Interest Shortfalls.”

Waiver or Modification of Mortgage Loan Terms

Each servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related servicing agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans.  Consistent with the above, each servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not consistent with the coverage of such mortgage loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The depositor’s prior approval or consent will be required for certain servicing activities such as modification of the terms of any mortgage loan and the sale of any defaulted mortgage loan or REO property.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a servicer during the related Prepayment Period for a distribution date will be distributed to certificateholders on the related distribution date.  Thus, less than one month’s interest may have been collected on mortgage loans that have been prepaid in full with respect to any distribution date.  Pursuant to each servicing agreement, either (i) the related servicing fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the related servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to mortgage loans serviced by such servicer.  The master servicer is obligated to reduce a portion of its master servicing fee for the related distribution date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by a servicer.  The amount of interest available to be paid to certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each servicer will be required to advance prior to each distribution date, from its own funds, or funds in its custodial account that are not otherwise required to be remitted to the certificate distribution account for such distribution date, an amount equal to the scheduled payment of interest at the related mortgage rate (less the applicable service fee rate) and scheduled principal payment on each mortgage loan which were due on the related Due Date and which were not received prior to the related Determination Date (any such advance, a “Monthly Advance”).  The master servicer will be obligated to make any required Monthly Advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and the servicing agreement and the related servicing agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  Each servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each mortgage loan serviced by it, to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans.  Any failure by a servicer to make a Monthly Advance as required under the related servicing agreement will constitute a default thereunder, in which case the master servicer will be required, as successor servicer, to make a Monthly Advance in accordance with the terms of the pooling and servicing agreement; provided, however, that in no event will the master servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans.  If a servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to certificateholders on the related distribution date.  Any failure by the master servicer to make a Monthly Advance as required under the pooling and servicing agreement will constitute a master servicer default thereunder, in which case the trustee or the successor master servicer will be obligated to make such Monthly Advance.

Primary Mortgage Insurance

The master servicer and each servicer will be required to take such action in servicing the mortgage loans as is necessary to keep the primary mortgage insurance policies in effect, and the servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the trust fund.

Collection of Taxes, Assessments and Similar Items

The servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each servicing agreement provides that the related servicer will certify to the depositor, the trustee and the master servicer that all information prepared by it and provided to the master servicer or the trust administrator relating to the mortgage loans serviced by the servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the servicer is in compliance with its obligations to report to the master servicer and the trust administrator and is in compliance with its obligations under the servicing agreement.  The pooling and servicing agreement will provide that each year the master servicer will certify to the trustee that for the prior calendar year, the master servicer has performed and fulfilled its duties, responsibilities and obligations under the pooling and servicing agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the master servicer and the nature and status thereof, and the master servicer has received from each servicer an annual certificate of compliance and a copy of that servicer’s annual audit report, in each case to the extent required under the servicing agreement, or, if any such certificate or report has not been received by the master servicer, the master servicer is using its best reasonable efforts to obtain such certificate or report.

Administration of the Trust Fund

The servicers, the master servicer, the trust administrator, the depositor, the trustee and the custodians will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the servicing agreements, including, but not limited to:

●

collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the related custodial account, and delivering all amounts on deposit in the custodial accounts to the trust administrator for deposit in the certificate distribution account on the servicer remittance date;

●

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

● making advances with respect to delinquent payments of principal and interest on the mortgage loans, to the extent such servicer believes such advances will be recoverable;

●

paying, as servicing advances, customary costs and expenses incurred in the performance by the servicers of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage, to the extent not paid by the borrower

● providing monthly loan-level reports to the master servicer and the trust administrator
● maintaining certain insurance policies relating to the mortgage loans; an
● initiating and enforcing foreclosure proceedings
Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement and the servicing agreements, including but not limited to

●

monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement; provided, however, that the master servicer will not be responsible for the supervision of the activities of the servicers related to servicing of any additional collateral or limited purpose surety bonds or resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition or management of REO property

● gathering the monthly loan-level reports delivered by each servicer and providing a comprehensive loan-level report to the trust administrator with respect to the mortgage loans;

●

terminating the rights and obligations of any servicer, if in the master servicer’s judgment it determines that such servicer should be terminated in accordance with the related servicing agreement, giving notice thereof to the trustee and the rating agencies and taking such other action as it deems appropriate;

● upon the termination of a servicer, appointing a successor servicer or servicing the related mortgage loans itself, as provided in the pooling and servicing agreement; and
● upon the failure of a servicer to make advances with respect to a mortgage loan, making those Monthly Advances, to the extent provided in the pooling and servicing agreement.
Trustee	Performing the trust administration functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
● after an event of default has occurred of which a responsible officer of the trustee has actual knowledge, giving written notice thereof to the master servicer and the rating agencies;

●

after an event of default has occurred of which a responsible officer of the trustee has actual knowledge, until a successor master servicer is appointed, acting as successor master servicer in the event the master servicer resigns or is removed by the trustee.

Trust Administrator	Performing certain administrative functions with respect to the certificates, in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
● acting as authentication agent, calculation agent, paying agent and certificate registrar with respect to the certificates;

●

collecting monthly remittances from the master servicer and the servicers for deposit in the certificate distribution account and distributing all amounts on deposit in the certificate distribution account to the certificateholders, in accordance with the priorities described under “Descriptions of the Certificates —Priority of Distributions” on each distribution date;

● depositing any amounts received from the cap counterparty under any interest rate cap agreement into the interest rate cap account;

●

applying any amounts on deposit in the prefunding account to purchase subsequent mortgage loans and applying amounts on deposit in the capitalized interest account in accordance with the pooling and servicing agreement.

●

distributing amounts on deposit in the interest rate cap account to the related certificateholders, in accordance with the priorities described under “The Certificates— Application of Monthly Excess Cashflow—The Overcollateralization Groups” on each distribution date;

● preparing and distributing to certificateholders the monthly distribution date statement based on mortgage loan data provided by the servicers, the master servicer and any cap counterparty;
● preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;
● preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund;
Depositor	● preparing and filing periodic reports with the SEC on behalf of the trust fund with respect to the certificates;
Custodians	Performing the custodial functions in accordance with the provisions of the related custodial agreement, including but not limited to:

●

holding and maintaining the mortgage loan documents related to the applicable mortgage loans in a fire-resistant facility intended for the safekeeping of such mortgage loan files on behalf of the trustee.

The Pooling and Servicing Agreement

General

The certificates will be issued pursuant to the pooling and servicing agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the pooling and servicing agreement and the certificates.

The certificates in certificated form will be transferable and exchangeable at the corporate trust office of the trustee.

Assignment of Mortgage Loans

The mortgage loans will be assigned by the depositor to the trustee, together with all principal and interest received with respect to such mortgage loans on and after the cut-off date for a series of certificates (other than scheduled payments due on that date). The trustee will, concurrently with such assignment, authenticate and deliver the certificates. Each mortgage loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement which will specify with respect to each mortgage loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the cut-off date for a series of certificates, the mortgage rate, the scheduled payment, the maturity date, the servicer and the custodian of the related  mortgage file, whether the mortgage loan is covered by a primary mortgage insurance policy and the applicable prepayment premium provisions, if any.

As to each mortgage loan, the following documents are generally required to be delivered to the related custodian on behalf of the trustee in accordance with the pooling and servicing agreement: (1) the related original mortgage note endorsed without recourse to the trustee or in blank, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each mortgage loan and (5) the originals of any assumption, modification, extension or guaranty agreements. With respect to certain servicers, it is expected that the mortgages or assignments of mortgage with respect to each mortgage loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the related servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase and sale agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest will be perfected by delivery of the mortgage notes to the custodians on behalf of the trustee.

Representations and Warranties

The mortgage loans either (a) were purchased pursuant to various sale agreements by the seller directly from the various transferors or (b) are mortgage loans originated by the seller or its affiliates.

Pursuant to the terms of each sale agreement, each transferor has made to the seller, as direct purchaser or assignee, as of the sale date certain representations and warranties concerning the related mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Program—Representations by Sellers; Repurchases.” The seller’s rights under each sale agreement will be assigned by the seller to the depositor pursuant to the mortgage loan purchase and sale agreement and, in turn, assigned by the depositor to the trustee for the benefit of holders of the certificates pursuant to the pooling and servicing agreement.  The seller will make certain representations and warranties to the depositor in the mortgage loan purchase and sale agreement that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Program—Representations by Sellers; Repurchases” which will be, in turn, assigned by the depositor to the trustee for the benefit of certificateholders pursuant to the pooling and servicing agreement. In addition, each transferor will have represented to the seller (and/or the seller will have represented to the depositor), that (1) each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws and (2) none of the mortgage loans constitute “high-cost” or “high-risk” loans under applicable anti-predatory and anti-abusive lending laws. Within the period of time specified in the pooling and servicing agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of such breach, the applicable transferor or the seller will be obligated either to (1) cure such breach, (2)  repurchase the affected mortgage loan from the trust fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “Loan Program—Representations by Sellers; Repurchases,” substitute a qualifying substitute mortgage loan.

Certain Matters Under the Pooling and Servicing Agreement

Duties of the Trustee and the Trust administrator.  The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless an event of default has occurred thereunder, in which case the trustee may take such additional actions as described below under “ — Events of Default Under the Pooling and Servicing Agreement.”  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, each of the trustee and the trust administrator will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, neither the trustee nor the trust administrator will be responsible for the accuracy or content of any documents furnished to such party by any other party.  The trust administrator will not be required to verify or recompute any mortgage loan data received from the servicers or the master servicer, but will be entitled to rely conclusively on such information

Neither the trustee nor the trust administrator will have any liability arising out of or in connection with the pooling and servicing agreement, except that such party may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the trust administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in an event of default, and the trustee will not be deemed to have notice of any event of default unless an officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. See “ — Events of Default Under the Pooling and Servicing Agreement” below.  Neither the trustee nor the trust administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement. None of the provisions in the pooling and servicing agreement will in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, the trust administrator, the depositor or any other party.

Neither the trustee nor the trust administrator will be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the certificates, (b) the payment of any insurance related to the certificates or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust fund, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Under the terms of the pooling and servicing agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D in regards to distributions and pool performance information and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of November 30, 2005, Wells Fargo was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Events of Default Under the Pooling and Servicing Agreement.  An “event of default” under the pooling and servicing agreement will generally consist of:

•

After receipt of notice from the trustee, any failure of the master servicer to make any Monthly Advances when such Monthly Advances are due, which failure continues unremedied for a period of one business day; or

•

Any failure by the master servicer to furnish the trust administrator the mortgage loan data sufficient to prepare the monthly statements to certificateholders which failure continues unremedied for a period of one business day after the giving of written notice of such failure by the trustee, the trust administrator or certificateholders evidencing not less than 25% of the Class Principal Amount (or class notional amount) of each class of certificates affected thereby; or

•

Any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the pooling and servicing agreement, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure by the trustee, the trust administrator, or by certificateholders evidencing more than 50% of the aggregate voting rights of the certificates; or

•

Any impermissible dissolution, disposition of all or substantially all assets, or consolidation or merger on the part of the master servicer that does not meet the criteria specified in the pooling and servicing agreement; or

•

Any breach of a representation or warranty set forth in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders, which breach continues 30 days after the giving of written notice by the trustee, the trust administrator or certificateholders evidencing more than 50% of the aggregate voting rights of the certificates; or

•

Any sale, pledge or assignment of the rights, or any delegation of the duties of, the master servicer under the pooling and servicing agreement, in any manner not permitted thereunder and without the prior written consent of the trustee and certificateholders evidencing more than 50% of the aggregate voting rights of the certificates; or

•

certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the pooling and servicing agreement, the trustee may terminate the master servicer, whereupon the trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the master servicing fee rate, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the pooling and servicing agreement.

During the continuance of an event of default under the pooling and servicing agreement, the trustee may, and must if directed to do so by certificateholders having more than 50% of the Class Principal Amount (or class notional amount) applicable to each class of certificates affected thereby, terminate the master servicer and either appoint a successor master servicer in accordance with the pooling and servicing agreement or succeed to the responsibilities of the master servicer. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action.  Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the non-assenting certificateholders.

No certificateholder, solely by virtue of that holder’s status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that certificateholder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Class Principal Amount (or class notional amount) of each class of certificates affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, have not given the trustee any direction inconsistent with such request, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee and the Trust Administrator.  Each of the trustee and the trust administrator will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by such party in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by such party in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence or willful misconduct.  The trustee and the trust administrator will also be entitled to indemnification from the trust fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or performance of their duties under the pooling and servicing agreement (and, in the case of the trustee, in connection with the custody Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement (and, in the case of the trustee, in connection with the custody agreement).

Each of the trustee, the trust administrator and the master servicer will be entitled to reimbursement for its expenses and indemnification amounts as described above from mortgage loan collections, prior to distribution of any amounts to certificateholders, provided that such reimbursable amounts will not exceed $300,000 (to be paid to such parties collectively) in the aggregate per year from the related closing date to the first anniversary of such closing date and for each subsequent anniversary year thereafter, but the such parties may seek reimbursement for any unreimbursed amounts in subsequent anniversary years.

Resignation of Trustee and Trust Administrator.  Each of the trustee and the trust administrator may, upon written notice to the other party and to the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee or successor trust administrator. If no successor trustee or successor trust administrator has been appointed and has accepted the appointment within 30 days after the notice of resignation is given by the trustee or the trust administrator, the resigning party may petition any court of competent jurisdiction for appointment of a successor trustee or successor trust administrator.  In the case of any such resignation by the trust administrator, if no successor trust administrator has been appointed and has accepted appointment within 60 days after the trust administrator ceases to be the trust administrator, then the trustee will perform the duties of the trust administrator pursuant to the pooling and servicing agreement.  The trustee will notify the rating agencies of any change of trust administrator.

Each of the trustee and the trust administrator may be removed at any time by the depositor if such party ceases to be eligible to continue to act as trustee or trust administrator, as applicable, under the pooling and servicing agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or the trust administrator is appointed, or if the continued use of the trustee or trust administrator would result in a downgrading of the rating by any rating agency of any class of certificates with a rating.  The trustee may be removed if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee or the trust fund held by the trustee is located  The trust administrator may be removed if it fails to make distributions to certificateholders, which failure continues unremedied for a period of one business day after the giving of written notice by the trustee or the depositor.

Any resignation or removal of the trustee or the trust administrator, as applicable, and appointment of a successor trustee or successor trust administrator will become effective upon acceptance of appointment by the successor trustee or the successor trust administrator, as applicable, whereupon the predecessor trustee or predecessor trust administrator, as applicable, will mail notice of the succession of such trustee or trust administrator, as applicable, hereunder to all certificateholders and to any rating agency.  The expenses of such mailing will be borne by the master servicer.

The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer.  In addition, the depositor and the predecessor trustee or predecessor trust administrator will execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor trust administrator, as applicable, all such rights, powers, duties and obligations.

Amendment of the Pooling and Servicing Agreement.  The pooling and servicing agreement may be amended by the parties to the pooling and servicing agreement, without notice to or consent of the certificateholders:

•

to cure any ambiguity or mistake;

•

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•

to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

•

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any certificateholder if the trustee receives written confirmation from each rating agency that the amendment will not cause such rating agency to reduce its then current ratings assigned to the certificates.

The pooling and servicing agreement may also be amended by the parties thereto, with the consent of certificateholders evidencing not less than 66-2/3% of the Class Principal Amount (or percentage interest) of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) no amendment may reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate, without the consent of the holder of such certificate or reduce the percentage required to consent to the amendment without the consent of the certificateholders of 100% of the Class Principal Amount or class notional amount (or percentage interest) of each class of certificates affected by this amendment.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans in the related loan group or loan groups. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. All of the mortgage loans are adjustable-rate mortgage loans.  As is the case with fixed-rate mortgage loans, in general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the adjustable-rate mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.  Prepayments on the mortgage loans may differ as they approach their respective first adjustment dates.  No assurance can be given as to the level of prepayment that the mortgage loans will experience.

Although the mortgage rates on the mortgage loans are subject to adjustment, such mortgage rates may adjust less frequently than the pass-through rates on the certificates and adjust by reference to the applicable index.  With respect to the LIBOR certificates, changes in one-month LIBOR may not correlate with changes in the applicable Index and also may not correlate with prevailing interest rates.  It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the LIBOR certificates.  The mortgage rate applicable to substantially all of the mortgage loans and any adjustment date will be based on the applicable index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such adjustment date.  Thus, if the index value with respect to a mortgage loan rises, the lag in time before the corresponding mortgage rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the related certificates.  In addition, substantially all of the mortgage loans have mortgage rates which will not adjust for a substantial period of time after origination.

In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the servicers and their affiliates). In particular, mortgage loan providers, including an originator, the servicers, the master servicer, any subservicers or their affiliates may solicit borrowers based on general and targeted solicitations (which may be based on mortgage loan characteristics, including, but not limited to, interest rate, payment history or geographic location) .  Such solicitations may include streamlined documentation programs.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans.  For example, the seller will be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

The yields to investors in the offered certificates will be affected by the exercise by the terminating entity of its right to purchase the mortgage loans.

Substantially all of the mortgage loans will contain “due-on-sale” clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.  Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgage properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the seller due to breaches of representations and warranties.

Material Federal Income Tax Considerations

General

Upon the issuance of the certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs formed pursuant to the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Each of the certificates, other than the Class A-LR and Class A-R Certificates, will represent ownership of one or more regular interests.  Each of the Class AR-L and Class A-R Certificates will represent ownership of the sole residual interest in a REMIC.  All prospective investors should review the discussion under “Federal Income Tax Consequences” in the accompanying prospectus.

Certain classes of certificates may be treated as having been issued with original issue discount  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be specified in the prospectus supplement.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.

Under federal income tax law, a certificateholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to backup withholding at a rate generally equal to the fourth lowest rate of income tax then in effect.  See “Federal Income Tax Consequences — Backup Withholding” in the accompanying prospectus for a general discussion of the mechanics of backup withholding.

Special Considerations with respect to the Class AR-L and Class AR Certificates

Special tax considerations apply to an investment in the Class AR-L and Class A-R Certificates.  In certain circumstances, the Class AR-L and Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class AR-L and Class AR Certificates were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class AR-L and Class A-R Certificates were “excess inclusion” income.  See “Federal Income Tax Consequences —REMIC Securities—Taxation of Holders of Residual Interest Securities” in the prospectus.

Under applicable Treasury regulations, if a Class AR-L and Class A-R Certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a Class AR-L and Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment of collection of tax.  The prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class AR-L and Class A-R Certificates would be presumed not to have a significant purpose of impeding the assessment or collection of tax.  See “Federal Income Tax Consequences — REMIC Securities — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.  Under final regulations issued by the Treasury Department on July 19, 2002 (the “Final Regulations”) a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses, or (b) the transfer is to certain domestic taxable corporations with sufficient amounts of both gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the “safe harbor” provisions.  Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the non-economic residual interest will not be paid.  In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the Class AR-L and Class A-R Certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer.  The Final Regulations apply to transfers of non-economic residual interests on or after August 19, 2002, and thus will apply to transfers of the Class AR-L and Class A-R Certificates.  The Final Regulations contain additional detail regarding their application, and prospective investors in the Class AR-L and Class A-R Certificates should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class AR-L and Class A-R Certificates.

Tax Return Disclosure Requirements

Recent legislation and Treasury Department pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a “reportable transaction” (as defined under Section 6011 of the Code). Pursuant to recent legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction.”  The rules defining “reportable transactions” are complex and include, among other categories of transactions, transactions that result in certain losses that exceed threshold amounts.  Holders of certificates are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Legal Investment Considerations

Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties.  Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the offered certificates may be purchased by such investors.  See “Legal Investment” in the prospectus.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on certain employee benefit plans — and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested — and on persons who are fiduciaries with respect to these types of plans and arrangements (together, “Plans”).

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption which exempts from the application of the prohibited transaction rules transactions relating to:

•

the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the underwriter or its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•

the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Glossary of Defined Terms

Accrual Period

With respect to any distribution date and any class in a shifting interest group, the calendar month immediately preceding that distribution date; and with respect to any distribution date and any class in an Overcollateralization Group, the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding the related distribution date.

Aggregate Collateral Balance	With respect to any date of determination, an amount equal to the aggregate of the Aggregate Loan Group Balances for each Shifting Interest Group as of such date of determination.
Aggregate Loan Group Balance

With respect to any date of determination and any Shifting Interest Group, the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of such date of determination; and with respect to any date of determination and any Overcollateralization Group, the aggregate of the Stated Principal Balance of the mortgage loans in such loan group as of the last day of the related Due Period, plus the amount, if any, then on deposit in any prefunding account.

Available Funds	With respect to any distribution date and any Shifting Interest Group, the sum of:

(a)

all scheduled installments of interest and principal due on the related Due Date and received prior to the related Determination Date on the related mortgage loans, together with any Monthly Advances for the related mortgage loans;

(b) (i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer’s standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

(c)

all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

(d)

amounts received for that distribution date in respect of the substitution of a related mortgage loan, the purchase of a related deleted mortgage loan, or a repurchase of a related mortgage loan by the seller as of that distribution date;

(e) any amounts payable in respect of Prepayment Interest Shortfalls by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and

(f)

minus, in the case of clauses (a) through (e) above, (i) the amounts to which the trustee, trust administrator, master servicer or the applicable servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees or master servicing fees, unreimbursed advances and certain expenses, in each case allocable to such loan group and (ii) any lender paid mortgage guaranty insurance premiums, if applicable, in the related group.

Bankruptcy Loss Coverage Amount	The aggregate amount of Bankruptcy Losses that are allocated solely to the Class B Certificates, as set by the rating agencies specified in the related prospectus supplement.
Bankruptcy Losses	With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.
Basis Risk Shortfall	With respect to any distribution date and any class in an Overcollateralization Group, other than any Class X Certificates, the sum of:

(1)

the excess, if any, of the related Current Interest calculated on the basis of the least of (x) one-month LIBOR plus the applicable certificate margin, (y) the WAC Cap and (z) the maximum annual rate specified in the related term sheet, over the related Current Interest for the applicable distribution date;

(2) any amount described in clause (1) remaining unpaid from prior distribution dates; and

(3)

interest on the amount in clause (2) for the related Accrual Period calculated on the basis of the least of (x) one-month LIBOR plus the applicable certificate margin, (y) the WAC Cap and (z) the maximum annual interest rate specified in the related term sheet.

Carryforward Interest

With respect to any distribution date and any class in an overcollateralized group, the sum of (1) the amount, if any, by which (x) the sum of (a) Current Interest for such class for the immediately preceding distribution date and (b) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class B Certificates	The certificates with a “B” in their class designation, as specified in the related term sheet.
Class B Percentage

With respect to any distribution date, the aggregate Class Principal Amount of the Class B Certificates immediately prior to that distribution date, divided by the Aggregate Collateral Balance for that distribution date.

Class B Subordinate Balance

With respect to any date of determination and any Shifting Interest Group, the excess, if any, of (i) the Aggregate Loan Group Balance of such loan group as of such date, over (ii) the then-outstanding aggregate Class Principal Amount of the related senior certificates as of such date.

Class Principal Amount

With respect to any date of determination and any class in a Shifting Interest Group, an amount equal to the initial class principal amount of that class, reduced by the aggregate of the following amounts allocable to that class: (1) all amounts previously distributed to holders of certificates of that class as payments of principal; (2) the amount of Realized Losses, including Excess Losses, allocated to that class; and (3) in the case of the Class B Certificates, any amount allocated to a class of Class B Certificates in reduction of its Class Principal Amount if the aggregate Class Principal Amount of all of the Shifting Interest Groups exceeds the Aggregate Collateral Balance on such date; provided, however, that the Class Principal Amount of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Amount has been reduced to zero) will be increased, up to the amount of related Recoveries for such distribution date, as follows: (a) first, the Class Principal Amount of each class of senior certificates related to the loan group from which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of each such class of certificates, and (b) second, the Class Principal Amount of each class of Class B Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of each such class of certificates.

With respect to any date of determination and any class in an overcollaterization group, an amount equal to the initial class principal amount of that class, reduced by the aggregate of the following amounts allocable to that class: (1) all amounts previously distributed to holders of certificates of that class as payments of principal; and (2) Applied Loss Amounts previously allocated to that class; provided, however, that the Class Principal Amount of any senior support class in such group and any subordinate classes in such group (including any such class of which the Class Principal Amount has been reduced to zero) will be increased in an aggregate amount equal to the related Recoveries received in respect of any distribution date as follows:  in order of seniority.

Class X Certificates	The certificates with a “X” in their class designation, as specified in the related term sheet.
Code	The Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time, or any successor law.
Current Interest

With respect to any distribution date and any class in an Overcollateralization Group, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Amount during the related Accrual Period; provided, that the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Debt Service Reduction

With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deferred Amount

With respect to any distribution date and any class in an Overcollateralization Group, other than any Class X Certificates, an amount equal to the excess, if any, of (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (a) the aggregate of amounts previously paid in reimbursement thereof and (b) any increases to the Class Principal Amount as a result of Recoveries.

Deficient Valuation

With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

Determination Date	The 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.
Due Date	The due date for substantially all of the mortgage loans is the first day of the month in which that distribution date occurs.
Due Period	With respect to any distribution date, the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.
Excess Losses

Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Fraud Loss	With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.
Fraud Loss Coverage Amount	The aggregate amount of Fraud Losses that are allocated solely to the Class B Certificates, as set by the rating agencies specified in the related prospectus supplement.
Group Senior Principal Distribution Amount	With respect to any distribution date and any class of senior certificates in a Shifting Interest Group, the sum of:
(1) the related Senior Percentage of the Principal Payment Amount for such loan group;
(2) the related Senior Prepayment Percentage of the Principal Prepayment Amount for such loan group; and
(3) the Senior Liquidation Amount for such loan group.
Insurance Proceeds

Amounts paid pursuant to any insurance policy, with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Interest Remittance Amount

With respect to any distribution date and an Overcollateralization Group, the sum of (1) all interest collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans in such loan group during the related Due Period, the interest portion of payaheads previously received on the mortgage loans in such loan group  and intended for application in the related Due Period and the interest portion of all prepayments received on the mortgage loans in such loan group during the related Prepayment Period, less (x) the expense fees with respect to such mortgage loans and any other mortgage insurance premiums on such mortgage loans and (y) unreimbursed Monthly Advances and other amounts due to the related servicer, the master servicer, the trustee or the trust administrator with respect to such mortgage loans, to the extent allocable to interest, (2) all amounts received by the trust in respect of Prepayment Interest Shortfalls t paid by each servicer or the master servicer with respect to such mortgage loans with respect to the related Due Period, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the related Due Period allocable to interest, (4) all Liquidation Proceeds and Recoveries (net of unreimbursed advances, servicing advances and expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to such mortgage loans during the related Due Period or prior calendar month as specified in the pooling and servicing agreement, to the extent allocable to interest and (5) any amounts withdrawn from the capitalized interest account to pay interest on the related certificates with respect to such distribution date.

Interest Shortfalls

With respect to any distribution date and any class in an overcollateralized group, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net mortgage rate) on the mortgage loans in such group resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by amounts received by the trust fund in respect of Prepayment Interest Shortfalls and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

Liquidated Mortgage Loan

A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Principal

The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that mortgage loan, during the calendar month preceding the month of the distribution date

Liquidation Proceeds

Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Monthly Excess Cashflow

With respect to any distribution date and an Overcollateralization Group, an amount equal to the sum of the Monthly Excess Interest and the Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to each clause third under “Distributions of Principal—The Overcollateralization Groups” sections I and II.

Net Interest Shortfalls	With respect to any distribution date and loan group, the sum of:

(1)  the amount of interest which would otherwise have been received for a mortgage loan in that loan group during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Class B Certificates for those types of losses; and

(2) any related Net Prepayment Interest Shortfalls.
Net Prepayment Interest Shortfalls

With respect to any distribution date and any loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the amount received by the trust fund in respect of Prepayment Interest Shortfalls for that period.

Overcollateralization Amount

With respect to any distribution date and any Overcollateralization Group, an amount equal to the excess, if any,  of (x) the Aggregate Loan Group Balance for such distribution date over (y) the aggregate Class Principal Amount of the classes of such Overcollateralization Group after giving effect to payments on such distribution date.

Overcollateralization Group	For each series of certificates, the loan group or loan groups specified in the related term sheet.
Prepayment Interest Shortfall

The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated Principal Balance or the amount prepaid of that mortgage loan, as applicable.

Prepayment Period

For any distribution date and principal payment in full received on a mortgage loan, and with respect to each servicer, (1) the calendar month preceding that distribution date, (2) the period from the fifteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first distribution date, from the related cut-off date) through the fourteenth day of the month in which that distribution date falls or (3) such other period as described in the related servicing agreement. For any distribution date and all mortgage loans and any principal prepayment in part, the calendar month preceding that distribution date.

Principal Payment Amount	With respect to any distribution date and each Shifting Interest Group, the sum of:
(1) scheduled principal payments on the mortgage loans in that loan group due on the due date related to that distribution date;

(2)  the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the applicable period preceding that distribution date; and

any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.
Principal Prepayment Amount

For any distribution date and a loan group, the sum of (i) all principal prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution date and (ii) all Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

Principal Remittance Amount

With respect to any distribution date and any Overcollateralization Group, will equal the sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans in such loan group during the related Due Period (less unreimbursed advances, servicing advances and other amounts due to a servicer, the master servicer, the trustee and the trust administrator with respect to the mortgage loans such loan group, to the extent allocable to principal) and the principal portion of payaheads previously received on the mortgage loans in such loan and intended for application in the related Due Period, (2) all principal prepayments received during the related Prepayment Period, (3) the outstanding Stated Principal Balance of each mortgage loan in such loan group that was repurchased by the seller  during the period described in the pooling and servicing agreement relating to such distribution date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans in the related loan group during the related Due Period allocable to principal, (5) all Liquidation Proceeds (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans in such loan group during the period described in the pooling and servicing agreement relating to such distribution date, to the extent allocable to principal, and (6) amounts withdrawn from the interest rate cap account to cover Realized Losses on the related mortgage loans incurred during the related Due Period.

Realized Loss

The amount determined by the related servicer and evidenced by an officers’ certificate delivered to the trustee and trust administrator, in connection with any mortgage loan equal to: (1) for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by that servicer from the collection account for the mortgage loan; (2) for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (3) for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

Recovery

With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Relief Act	The Servicemembers Civil Relief Act, and any similar state or local statute.
Senior Enhancement Percentage

With respect to any distribution date and any class of senior certificates in an Overcollateralization Group, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the subordinate certificates of such group and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such distribution date (assuming no Trigger Event is in effect), and the denominator of which is the related Aggregate Loan Group Balance for such distribution date.

Senior Liquidation Amount

With respect to any distribution date and a Shifting Interest Group, for each related mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

Senior Percentage

With respect to any distribution date and any Shifting Interest Group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the classes of senior certificates related to such group immediately prior to that distribution date and the denominator of which is the Aggregate Loan Group Balance for such loan group as of the first day of the related Due Period, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date.  In no event will the Senior Percentage for any group exceed 100%.

Senior Prepayment Percentage

With respect to a Shifting Interest Group and any distribution date occurring during the seven years beginning on the first distribution date, 100%.  Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the related term sheet.

Shifting Interest Group	For each series of certificates, the loan group or loan groups specified in the related term sheet.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Special Hazard Loss Coverage Amount	The aggregate amount of Special Hazard Losses that are allocated solely to the Class B Certificates, as set by the rating agencies specified in the related prospectus supplement.
Special Hazard Loss

With respect to any distribution date and any Shifting Interest Group, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Stated Principal Balance

As to any mortgage loan and any date of determination, the principal balance of that mortgage loan as of the related cut-off date, after application of all scheduled principal payments due on or before such cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

Stepdown Date

With respect to any Overcollateralization Group, the date occurring on the later of (x) the distribution date following the third anniversary of the closing date for a series of certificates and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other Recoveries in respect of the related mortgage loans during the related Due Period but before giving effect to payments on the related certificates on such distribution date) is greater than or equal to the percentage specified in the related term sheet.

Subordinate Liquidation Amount

With respect to any distribution date and a loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

Subordinate Percentage	With respect to any distribution date and a Shifting Interest Group, the excess of 100% over the related Senior Percentage for that date.
Subordinate Prepayment Percentage

With respect to any distribution date and a Shifting Interest Group, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Amount of the related senior certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that loan group will equal 100%.

Subordinate Principal Distribution Amount

With respect to any distribution date and any Shifting Interest Group, the sum of the following amounts calculated for each group: (1) the related Subordinate Percentage of the related Principal Payment Amount; (2) the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and (3) the related Subordinate Liquidation Amount; minus, the amount of certain cross-collateralization payments as described under “—Cross-Collateralization—The Shifting Interest Groups.

Subordinate Principal Payment Amount

With respect to each subordinate class in an Overcollateralization Group and any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, the amount, if any, by which (x) the sum of (i) the Class Principal Amounts of the senior certificates of such Overcollateralization Group, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Amount of such subordinate class immediately prior to such distribution date exceeds (y) the lesser of (a) the product of (i) the applicable percentage set forth in the related term sheet and (ii) the Aggregate Loan Group Balance for such distribution date and (b) the amount, if any, by which (i) the Aggregate Loan Group Balance for such distribution date exceeds (ii) the applicable percentage of the Aggregate Loan Group Balance as of the Cut-off Date set forth in the related term sheet.

Subordination Level

On any distribution date for any class of Class B Certificates, the percentage obtained by dividing the sum of the Class Principal Amounts of all classes of Class B Certificates which are subordinate in right of payment to that class by the Class Principal Amounts of all classes in the Shifting Interest Groups, in each case immediately prior to that distribution date.

Targeted Overcollateralization Amount	An amount calculated in accordance with the formula specified in the related term sheet.
Tax Counsel	Chapman and Cutler, LLP, San Francisco, California.
Trigger Event

A Trigger Event will occur for any distribution date if either (i) the rate of delinquencies of the related mortgage loans over any three-month period or (ii) the cumulative Realized Losses (as a percentage of the original Aggregate Loan Group Balance on the related closing date for such Distribution Date) equal or exceed the respective percentages set forth in the related term sheet.

WAC Cap

With respect to any distribution date and any class in an Overcollateralization Group, an annual rate equal to the weighted average of the lifetime maximum mortgage rates of the mortgage loans in the related loan group, minus the weighted average expense fee rate of such mortgage loans.

Exhibit A: Prospectus

PROSPECTUS

Sequoia Mortgage Funding Corporation

or

Sequoia Residential Funding, Inc.

(Depositor)

$7,926,339,800

(Aggregate Amount)

Asset-Backed Securities

(Issuable In Series)

The Trusts
Please carefully consider our discussion of some of the risks of investing in the securities under “risk factors” beginning on page 8.

Each trust will be established to hold the assets transferred to it by the depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. The assets of each trust will be specified in the prospectus supplement and may consist of:

The securities will represent obligations of or interests in the  related trust only and do not  represent an interest in or obligation of either sequoia mortgage funding corporation or sequoia residential funding, inc., as the depositor, or any of their affiliates.

•

fixed rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•

adjustable rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

•

private mortgage-backed securities; and

•

other assets described in the prospectus supplement.

The Securities

The depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

____________

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 17, 2004

TABLE OF CONTENTS

Summary of Prospectus	4
Risk Factors	8
The Depositor	13
The Trust	13
Use of Proceeds	28
Loan Program	28
Description of the Securities	31
Credit Enhancement	46
Yield and Prepayment Considerations	53
The Agreements	56
Certain Legal Aspects of the Loans	73
Federal Income Tax Consequences	84
State Tax Considerations	101
ERISA Considerations	104
Legal Investment	111
Method of Distribution	112
Legal Matters	113
Financial Information	113
Available Information	113
Incorporation of Certain Documents by Reference	114
Rating	114
Index of Defined Terms	116

IMPORTANT NOTICE ABOUT INFORMATION IN THIS

PROSPECTUS AND EACH ACCOMPANYING

PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

•

this prospectus, which provides general information, some of which may not apply to a particular series; and

•

the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

If the terms of your series of securities and any other information contained herein vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which many of the terms used in this prospectus are defined under “Index of Defined Terms” beginning on page 114 of this prospectus.

SUMMARY OF PROSPECTUS

•

This summary highlights material information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

•

This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

•

There are material risks associated with an investment in the securities. You should read the section entitled “Risk Factors” beginning on page 8 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Trust

The issuer for a particular series of securities will be a trust formed by the depositor.

Depositor

For any series of securities, either Sequoia Mortgage Funding Corporation, a Delaware corporation, or Sequoia Residential Funding, Inc., a Delaware corporation, as identified in the prospectus supplement. Each depositor’s principal offices are located at One Belvedere Place, Mill Valley, California 94941 and the telephone number is (415) 389-7373.

Servicer

For any series of securities, the servicer named in the related prospectus supplement. While we refer to a single servicer in this prospectus, for a particular series of securities there may be more than one servicer, as set forth in the prospectus supplement, as well as a master servicer to supervise the performance of each servicer under the related servicing agreement.

If specified in the related prospectus supplement, the depositor may appoint a special servicer for the series of securities.

Trustee

For any series of securities, the trustee named in the prospectus supplement.

In addition, if the trust issues bonds pursuant to a separate indenture, the trust and the indenture will be administered by separate independent trustees. In that case, the trust will be administered by an owner trustee and the indenture will be administered by an indenture trustee, in each case as named in the prospectus supplement.

The Securities

Each class or series of securities will be either:

•

certificates representing interests in the assets of the trust related to a certain series; or

•

notes or bonds which are secured by the pledge of the trust assets related to a certain series.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

•

are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

•

are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

•

have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

•

will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

•

are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

•

have a feature entitling the class to a portion of or no principal distributions for an initial period and then all or a different portion of the principal distributions during subsequent periods.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

•

upon the occurrence of specified events;

•

in accordance with a schedule or formula; or

•

on the basis of collections from designated portions of the related trust assets.

Trust Assets

As specified in the prospectus supplement, the trust assets may consist of:

•

fixed rate mortgage loans secured by senior and junior liens on one-to four-family residential properties;

•

adjustable rate mortgage loans secured by senior and junior liens on one- to four-family residential properties;

•

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

•

private mortgage-backed securities;

•

closed-end and/or revolving home equity loans or certain balances thereof secured by senior and junior liens on one- to four-family residential properties; and

•

other assets as described in detail elsewhere in the prospectus supplement.

If the prospectus supplement specifies, the trustee may acquire additional trust assets during a specified pre-funding period from monies in a pre-funding account.

Payment Date

As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Record Date

The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Collection Period

A period preceding each payment date — for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

Credit Enhancement

As described in the prospectus supplement, credit enhancement for the trust assets or any class of securities may include any one or more of the following:

•

 the subordination of one or more classes of the securities of such series;

•

 a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•

the establishment of one or more reserve accounts;

•

 the use of a cross-collateralization feature;

•

 use of a mortgage pool insurance policy;

•

 excess spread,

•

 over-collateralization;

•

 letter of credit;

•

 guaranteed investment contract;

•

 primary mortgage insurance,

•

 other pledged assets,

•

 corporate guarantees,

•

 surety bond;

•

 special hazard insurance policy;

•

 bankruptcy bond;

•

 FHA insurance or VA guarantee;

•

 any other method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

•

 any combination of the foregoing.

Registration of Securities

The trust may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

Optional Termination

As described in this prospectus and the prospectus supplement, the servicer, the depositor, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement or redemption of some or all of a series of securities.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Federal Income Tax Consequences

The securities of each series generally will be structured, for federal income tax purposes, as one of the following:

•

 regular interests or residual interests in a trust treated as a real estate mortgage investment conduit or REMIC under Sections 860A through 860G of the Internal Revenue Code, or

•

 indebtedness issued by a real estate investment trust or its taxable subsidiary.

You should consult your own tax advisor concerning your investment.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available.

Ratings

Each class of securities offered by a prospectus supplement will initially be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings generally address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not generally address the rate of prepayments that may be experienced on the trust assets or the effect on the rate of prepayments on the return of principal to securityholders.

Legal Investment

So long as any class of securities is rated in one of the two highest ratings categories by at least one nationally recognized statistical rating agency, such class of securities will generally constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984. There are other restrictions on the ability of certain types of investors to purchase the securities that prospective investors should consider.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of securities. You should also consider the risk factors described in the prospectus supplement.

Ability to Resell Securities May Be Limited

No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary market for asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Limited Source of Payments — No Recourse to Depositor, Sellers, Servicer or Trustee

The assets of the trust are the sole source of distributions for the securities. The securities do not represent an interest in or obligation of the depositor, any seller, the servicer, the trustee or any of their affiliates, except for the limited obligations of each seller with respect to certain breaches of its representations and warranties and of the servicer with respect to its servicing obligations. Neither the securities nor the trust assets will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, any seller, the servicer, the trustee or any of their affiliates, unless so specified in the supplement. Consequently, if payments on the trust assets are insufficient to make all payments required on the certificates you may incur a loss on your investment.

Credit Enhancement May Not Be Sufficient to Protect You From Losses

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the securities will be directly related to the rate of principal payments on the trust assets. For example, the rate of principal payments on the loans will be affected by the following:

•

the amortization schedules of the loans;

•

the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by borrowers;

•

liquidations or repurchases of defaulted loans by the servicer;

•

repurchases of loans by the seller as a result of defective documentation or breaches of representations and warranties; and

•

the mandatory or optional purchase by the servicer or other entity with such rights of all of the loans or some or all of the securities in connection with an optional redemption of securities or termination of the trust.

The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

•

If you are purchasing a security at a discount, in particular, a principal-only security, your yield may be lower than expected if principal payments on the loans occur at a slower rate than you expected;

•

If you are purchasing a security at a premium, in particular, an interest-only security, your yield may be lower than expected if principal payments on the loans occur at a faster rate than you expected and you could lose your initial investment; and

•

The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

Decline in Property Values May Increase Loan Losses

Because your securities represent an interest in loans or are secured by loans, your investment may be affected by a decline in property values. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior lien holder’s interest in a property. Losses on such loans that are not otherwise covered by the credit enhancement described in the prospectus supplement will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You

Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount. In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the servicer to liquidate the property, which could result in a delay in payments to you.

Junior Lien Priority Could Result in Payment Delays and Losses

Loans may be secured by mortgages and deeds of trust that are junior in priority. Junior liens receive proceeds from a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

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there may be a delay in payments to securityholders while a deficiency judgment against the borrower is sought; and

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securityholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Loans Underwritten to Standards Below “A” Quality May Result in Unexpected Losses

Loans supporting a series of securities may be comprised of mortgage loans underwritten according to standards below “A” quality (e.g., Alt-A, A minus or subprime). Such loans may be illiquid and present greater credit and other risks than conforming mortgage loans. In addition, such mortgage loans may lack standardized terms and may be secured by properties which are unique and more difficult to value than typical residential properties. Loans may have been underwritten primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower’s credit standing or income ratios. Accordingly, the potential loss experience on non “A” quality mortgage loans supporting a series of securities may be more difficult to evaluate compared to the experience for “A” quality or other more standardized types of residential and mixed-use properties. Actual losses incurred on such lower quality mortgage loans may exceed levels of credit enhancement thought to be sufficient to protect securityholders from risk of loss.

State and Federal Laws May Limit Ability to Collect on Loans

Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

Costs for Cleaning Contaminated Property May Result in Losses

Under certain state and federal laws, a contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impose liability for cleanup costs on the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

Rating of the Securities Does Not Assure Payment

It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any credit enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the rating assigned to a security will remain in effect over the life of that security, as the rating may be lowered or withdrawn.

Consequences of Owning Book-Entry Securities

Limit on Liquidity of Securities.   Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge.   Since transactions in the book-entry securities can be effected only through the Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

Delays in Distributions.   You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Payments to and Rights of Investors Adversely Affected by Insolvency of Sellers or Servicer

Each seller and the depositor will treat the transfer of the loans from the seller to the depositor as a sale for tax accounting purposes. The depositor and the trust will treat the transfer of the loans from the depositor to the trust as a sale for tax accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may argue that the transfer of the loans is a pledge of the loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to securityholders.

In the event of a bankruptcy of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the securityholders from appointing a successor servicer, which could result in a delay in payments to securityholders.

Trust Assets May Not Be Sufficient to Pay Securities

There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds generally will be paid to cover administrative costs before being paid to you. The net proceeds may be insufficient to pay the principal and interest on the securities.

Concentration of Loans Could Adversely Affect Your Investment

Loans may be secured by properties that are concentrated in particular geographic areas, as specified in the prospectus supplement. Consequently, losses and prepayments on the loans and the resulting payments on the securities may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters in these areas, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods.

Pre-Funding Accounts May Result in Reinvestment Risk to Investors

Amounts remaining in any pre-funding account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement. Investors will bear any reinvestment risk resulting from such prepayment.

The Addition of Subsequent Mortgage Collateral to Pre-Funding Accounts During the Funding Period May Adversely Affect the Performance of the Securities

Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral. As a result, the addition of subsequent mortgage collateral to the pre-funding account may adversely affect the performance of the related securities.

Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences

An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose.

THE DEPOSITOR

The prospectus supplement will identify whether the depositor is Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. Sequoia Mortgage Funding Corporation is a Delaware corporation organized on January 31, 1997 and Sequoia Residential Funding, Inc., is a Delaware corporation organized on September 1, 1999, in each case for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. Sequoia Mortgage Funding Corporation is a qualified REIT subsidiary of Redwood Trust, Inc. Sequoia Residential Funding, Inc. is a subsidiary of RWT Holdings, Inc. RWT Holdings, Inc. is a taxable subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. is a publicly owned real estate investment trust and is listed on the New York Stock Exchange under the symbol “RWT”. Each depositor maintains its principal office at One Belvedere Place, Mill Valley, California 94941. The telephone number is (415) 389-7373.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

THE TRUST

General

Either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., the depositor, will establish a trust for each series of mortgage-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the “cut-off date”). All references in this prospectus to “pool,” “certificates,” “notes,” “bonds,” “securities,” or “securityholders,” should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

The certificates of a series will represent interests in the assets of the trust related to that series and the notes of a series will be secured by the pledge of the trust assets related to that series. The trust assets for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

The trust assets will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse by the depositor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under “Loan Program — Underwriting Standards” or as otherwise described in the prospectus supplement.

The depositor will cause the trust assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the servicer named in the prospectus supplement will service the trust assets, either directly or through other servicing institutions, or subservicers, pursuant to a pooling and servicing agreement among the depositor, the servicer, the trustee and other entities named in the prospectus supplement in the case of a series consisting of certificates, or pursuant to a servicing agreement among the depositor, the servicer, the trust, the trustee and other entities named in the prospectus supplement in the case of a series consisting of bonds. With respect to loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer were servicing such loans.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement, and, with respect to a series consisting of notes or bonds, the trust agreement, the indenture and the servicing agreement, or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

With respect to each trust, prior to the initial offering of the securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

Generally, the only obligations of the depositor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See “The Agreements — Assignment of the Trust Assets.” The obligations of the servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Subservicing by Sellers” and “— Assignment of the Trust Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

The following is a brief description of the assets expected to be included in the trust. If specific information respecting the trust assets is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

The Loans

The loans included in a trust will be mortgage loans or home equity loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. As described in the prospectus supplement, the loans may be underwritten to “A” quality standards or to standards below “A” quality (e.g., Alt-A, A minus or subprime).

The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

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Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement.

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Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for either the first five or ten years or any other period specified after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as “lockout periods”. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The properties relating to loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

Home Equity Loans

As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related Cut-off Date may also be transferred to the trust and comprise part of the trust assets.

The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

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the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

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the original terms to maturity of the loans;

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the largest principal balance of any of the loans;

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the smallest principal balance of any of the loans;

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the earliest origination date and latest maturity date of any of the loans;

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the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

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the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

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the maximum and minimum per annum loan rates; and

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the geographical location of real property related to the loans.

If specific information regarding the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report filed on Form 8-K to be filed with the SEC within 15 days of initial issuance of the securities.

The loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. The combined loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any senior mortgage loan(s) to (ii) the collateral value of the property. The effective loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

The “collateral value” of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “refinance loan”), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Agency Securities

Ginnie Mae.   Ginnie Mae, formerly the Government National Mortgage Association, is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.   Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae certificates may be either Ginnie Mae I certificates issued under the Ginnie Mae I program or Ginnie Mae II certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each such mortgage is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the regulated escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-”buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Freddie Mac.   Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.   Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac certificate may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of Freddie Mac certificates.

Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac certificateholders in accordance with the holders’ instructions.

Fannie Mae.   Fannie Mae, formerly the Federal National Mortgage Association, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.   Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities.   Agency securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each agency security of this type will represent an undivided interest in all or part of the principal distributions — but not the interest distributions, or the interest distributions — but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped agency security to the same extent as such entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities.   If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-backed Securities

General.   Private mortgage-backed securities may consist of

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pass-through certificates or participation certificates evidencing an undivided interest in a pool of single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts,

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collateralized mortgage obligations secured by single family loans, home equity loans, multifamily loans, manufactured housing contracts or home improvement contracts, or

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other private mortgage-backed securities.

Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions — but not the interest distributions, or the interest distributions — but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a private mortgage-backed securities Agreement with a trustee under that agreement. The trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed securities. The loans underlying the private mortgage-backed securities will be serviced by a servicer directly or by one or more subservicers which may be subject to the supervision of the servicer. Unless otherwise specified in the related prospectus supplement, the private mortgage- backed securities servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

The private mortgage-backed securities issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PLS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The issuer or the servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.   The loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five- to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

Credit Support Relating to Private Mortgage-Backed Securities.   Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the private mortgage-backed securities agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information.   If the trust fund for a series of securities includes private mortgage-backed securities, the related prospectus supplement will generally specify

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the aggregate approximate principal amount and type of private mortgage-backed securities to be included in the trust fund,

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the maximum original term-to-stated maturity of the private mortgage-backed securities,

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the weighted average term-to-stated maturity of the private mortgage-backed securities,

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the pass-through or certificate rate of the private mortgage-backed securities,

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the weighted average pass-through of interest rate of the private mortgage-backed securities,

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the issuer, the servicer (if other than the issuer) and the trustee,

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certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the private mortgage-backed securities themselves,

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the terms on which the loans underlying the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

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the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the private mortgage-backed securities, generally including

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the payment features of the mortgage loans,

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the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the loans, and

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the minimum and maximum stated maturities of the underlying loans at origination.

Substitution of Trust Assets

Substitution of trust assets may be permitted in the event of breaches of representations and warranties with respect to certain trust assets or in the event the documentation with respect to any trust asset is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

Underwriting Standards

Each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards described in the prospectus supplement.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

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to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

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to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit aspects exist.

If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

Certain of the types of loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of combined loan-to-value ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Quality Control

A quality control program has been developed to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file. A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

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that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

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that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

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that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage and was in acceptable condition;

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that there were no delinquent tax or assessment liens against the property;

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that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and

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that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller will be obligated to repurchase such loan from the trust at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

If a REMIC election is being made with respect to a trust, the servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

DESCRIPTION OF THE SECURITIES

Each series of securities issued in the form of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the depositor, the servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

A series of securities may consist of both notes or bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreement applicable to series of securities. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the depositor, One Belvedere Place, Mill Valley, California 94941, Attention: Secretary.

General

Unless otherwise described in the prospectus supplement, the securities of each series:

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will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

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will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

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will, in the case of notes or bonds, be secured by the assets of the trust; and

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will not be entitled to payments in respect of the assets included in any other trust established by the depositor.

Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement:

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the trust assets subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the cut-off date;

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such assets as from time to time are required to be deposited in the related Collection Account;

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property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

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any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the trust assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related trust assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust assets, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

As to each series, an election may be made to treat the related trust or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

General.

In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds.

All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest.

Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “class security balance”) entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable (“accrual securities”), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal.

The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for adjustable rate securities may also be subject to the effects of negative amortization.

If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

Unscheduled Distributions.

If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the trust) on the trust assets, the trustee or the servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the prospectus supplement, the servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the collection account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the servicer’s determination that such advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable collection account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

To the extent provided in the prospectus supplement, the servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds, liquidation proceeds or otherwise. These advances are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” and in each case as described in the prospectus supplement.

To the extent provided in the prospectus supplement, the servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

If specified in the prospectus supplement, in the event the servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the servicer or a subservicer would have been entitled to reimbursement if it had made the advance.

Compensating Interest

Payments may be received on loans in the trust which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency. If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days’ interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer’s servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer’s servicing fee or (2) such other amount as described in the prospectus supplement. This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

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the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

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the amount of the distribution made on that payment date that is allocable to interest;

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the amount of any advance made during the related due period;

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the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

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the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

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the percentage or amount of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the related payment date;

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the percentage or amount of principal prepayments on the loans, if any, which each such class will be entitled to receive on the related payment date;

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the amount of the servicing compensation retained or withdrawn from the collection account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

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the number and aggregate principal balances of loans which are:

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not in foreclosure but are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

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in foreclosure and are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

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the remaining principal balance of any loan secured by real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

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the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

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if applicable, the amount remaining in any reserve account at the close of business on that payment date;

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the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding payment date; and

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any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report of information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes	Definition
PRINCIPAL TYPES

Accretion Directed

A class that receives principal payments that are funded from collections that would have otherwise funded interest payments on the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the trust assets.

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the trust assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of such series.

Scheduled Principal Class

A class that is designated to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the trust assets. Theses two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that receive payments of principal, when amounts are available to make payments of principal, continuously from the first payment date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip

A class that receives a constant proportion, or “strip,” of the principal payments on the trust assets. The constant proportion of such principal payments may or may not vary for each trust asset included in the trust and will be calculated in the manner described in the prospectus supplement. These classes may also receive payments of interest.

Support Class (or companion class)

A class that receives principal payments on any payment date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the trust assets.

INTEREST TYPES

Accrual

A class that adds accrued interest otherwise distributable on the class to the principal balance of the class on each applicable payment date. The accretion may continue until some specified event has occurred or until the class is retired.

Fixed Rate	A class with a pass-through rate or interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Interest Only or IO

A class that receives some or all of the interest payments made on the trust assets and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on an interest only security but is never actually paid out as principal on the class.

Partial Accrual

A class that adds a portion of the amount of accrued interest thereon to the principal balance of the class on each applicable payment date, with the remainder of the accrued interest to be distributed currently as interest on the class on each applicable payment date. The accretion of designated amounts of the interest may continue until a specified event has occurred or until the class is retired.

Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Variable Rate

A class with a pass-through rate of interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the loans in the trust).

Book-Entry Registration of Securities

As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities, or “beneficial owners,” will hold their securities through DTC in the United States, or Clearstream Banking, société anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries. The depositaries will hold these positions in customers’ collection accounts in the depositaries names on DTC’s books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales or securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme, merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.”

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the Agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the Agreements through DTC or through its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC’s participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

DTC advises that it will take any action permitted to be taken by a securityholder under the Agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the Agreements. DTC may take conflicting actions if directed by its participants.

Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in this prospectus or in the Agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for re- registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the Agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

None of the depositor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust assets. Credit enhancement may be in the form of:

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the subordination of one or more classes of the securities of such series;

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a limited financial guaranty policy issued by an entity named in the prospectus supplement;

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the establishment of one or more reserve accounts;

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the use of a cross-collateralization feature;

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use of a mortgage pool insurance policy;

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excess spread,

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over-collateralization;

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letter of credit;

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guaranteed investment contract;

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primary mortgage insurance,

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other pledged assets,

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corporate guarantees,

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surety bond;

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special hazard insurance policy;

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bankruptcy bond;

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FHA insurance or VA guarantee;

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another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

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any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

Subordination

If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

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in the order of their scheduled final payment dates;

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in accordance with a schedule or formula;

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in relation to the occurrence of events; or

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otherwise, as specified in the prospectus supplement.

As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Insurance Policies, Surety Bonds, and Guaranties

If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

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maintaining timely payments or providing additional protection against losses on the assets included in such trust;

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paying administrative expenses; or

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establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any of these types of instruments for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities.

Cross Support

If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

Reserve Accounts

If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

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cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

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amounts generated by the trust assets deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments (“permitted investments”). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

Pool Insurance Policies

If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The pool insurance policies generally will provide that no claims may be validly presented unless:

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any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

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hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

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if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

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the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the credit enhancer will have the option either:

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to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

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to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

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fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

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failure to construct a property in accordance with plans and specifications or

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losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related seller’s representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Over-Collateralization

Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create or increase over-collateralization.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Other Insurance, Guaranties, Letters of Credit, and Similar Instruments or Agreements

If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

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maintaining timely payments or providing additional protection against losses on the assets included in the trust;

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paying administrative expenses; or

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establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the trust assets. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

The rate of prepayment on the loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the trust may be affected by a wide variety of factors, including:

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general economic conditions;

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prevailing interest rate levels;

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availability of alternative financing;

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homeowner mobility;

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for junior liens, the amounts of, and interest rates on, the underlying senior mortgage loans; and

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the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

Collections on home equity loans may vary because, among other things, borrowers may:

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make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month;

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make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

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fail to make the required periodic payments; or

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vary payments month to month due to seasonal purchasing and other personal payment habits.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the servicer, the depositor, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may be obligated to or may have the option to purchase either the assets of a trust or some or all of the securities and thereby effect earlier retirement or redemption of the related series of securities.

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the trust assets at any time or over the lives of the securities.

The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

THE AGREEMENTS

Set forth below is a description of the material provisions of the Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

Assignment of the Trust Assets

Assignment of the Loans.   At the time of issuance of the securities, the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this sale, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

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the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee;

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the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned form the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

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an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

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all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS(R) System the depositor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the depositor, and the servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer, the seller will be obligated to either purchase the related loan from the trust at the purchase price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers; Depositor or Servicer.   As described above under “— Assignment of the Loans,” the depositor will cause the loans comprising the trust to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under “Assignment of the Loans” and “Loan Program — Representations by Sellers; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Collection Account

The servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the trust assets in the trust (the “collection account”). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

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maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

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an account or accounts the deposits in which are fully insured by the FDIC;

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an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

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an account or accounts otherwise acceptable to the rating agency.

The collateral eligible to secure amounts in the collection account is limited to permitted investments. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in Permitted Investments. The servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

The servicer or trustee will deposit or cause to be deposited in the collection account for each trust, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

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all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

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all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer’s normal servicing procedures;

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all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the servicer with respect to the liquidated loans;

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any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

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all advances as described in this prospectus under “Description of the Securities — Advances”;

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all proceeds of any loan or property in respect thereof repurchased by any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Assets” above and all proceeds of any loan repurchased as described under “— Termination; Optional Termination” below;

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all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

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any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

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all other amounts required to be deposited in the collection account pursuant to the related agreement.

The servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

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to transfer funds for the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement;

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to pay to the servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

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to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

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to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

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to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

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to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

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to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which the original advances were made;

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to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan,

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to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

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pay or reimburse the trustee or any other party as provided in the prospectus supplement;

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to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

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to clear and terminate the collection account upon termination of the Agreement.

In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

Pre-Funding Account

If provided in the prospectus supplement, the servicer will establish and maintain, in the name of the trustee on behalf of the securityholders, a pre-funding account into which the depositor will deposit cash or other assets on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 50% of the initial aggregate principal amount of the securities.

The cash on deposit in the pre-funding account will be used by the trustee to purchase additional loans for the trust from the depositor from time to time during the funding period. Monies on deposit in the prefunding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in permitted investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

In addition, if provided in the prospectus supplement, on the related closing date the depositor will make a deposit to a capitalized interest account, which will be maintained by the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor.

Subservicing by Sellers

The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer’s rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

Collection Procedures

The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion:

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waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

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to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

The servicer’s obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

Under the Agreement, the servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the servicer may permit the assumption of a loan, pursuant to which the original borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the servicer as additional servicing compensation. In connection with any assumption or substitution, generally neither the loan rate borne by the related loan note nor its payment terms may be changed.

Hazard Insurance

Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

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the maximum insurable value of the improvements securing the loan from time to time; and

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either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related collection account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible clause, the servicer will be required to deposit from its own funds into the collection account an amount equal to the amount which would have been deposited therein but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

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 war;

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 revolution;

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 governmental actions;

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 floods and other water-related causes;

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earth movement, including earthquakes, landslides and mud flows;

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 nuclear reactions;

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 wet or dry rot;

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 vermin, rodents, insects or domestic animals; or

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 theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

The servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

•

all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•

hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

•

amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•

claim payments previously made by the insurer; and

•

unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•

fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

•

failure to construct the property subject to the loan in accordance with specified plans;

•

physical damage to the property; and

•

the related subservicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related collection account for distribution as set forth above.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

The servicer or subservicers, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•

first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the servicer with respect to the loan;

•

second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

•

third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

•

fourth, as a recovery of principal of the loan.

Servicing and Other Compensation and Payment of Expenses

The servicer’s primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement. As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

The servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

Evidence as to Compliance

Each Agreement will provide that the servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee. Each annual report will state that the firm has performed certain procedures specified in the related Agreement and that the review has disclosed no items of noncompliance with the provisions of the Agreement which, in the opinion of the firm, are material, except for any items of noncompliance that are forth in such report.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Servicer and the Depositor

The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the servicer’s resignation and the successor servicer’s appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement generally will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor (each, an “indemnified party”) will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement generally will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

Except as otherwise specified in the prospectus supplement, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac. Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement.   Events of default under each Agreement will be specified in the prospectus supplement and may include:

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any failure by the servicer to make an Advance which continues unremedied for one business day;

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any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 25% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to such trust and in and to the related trust assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement. Pending the appointment of a successor servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Indenture.   Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes or bonds include:

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a default in the payment of any principal of or interest on any note or bond as specified in the prospectus supplement;

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failure to perform in any material respect any other covenant of the depositor or the trust in the indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•

any other event of default provided with respect to notes or bonds of that series including, but not limited to, certain defaults on the part of the trust, if any, of a credit enhancement instrument supporting such notes or bonds.

If an event of default with respect to the notes or bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes or bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the notes or bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the notes or bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the notes or bonds, as described in the related prospectus supplement.

If, following an event of default with respect to any series of notes or bonds, the notes or bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the notes or bonds, elect to maintain possession of the collateral securing the notes or bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes or bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes or bonds of a series following an event of default or a rapid amortization event, unless:

•

the holders of 100% of the aggregate voting rights of the bonds of such series consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes or bonds of the series at the date of the sale; or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes or bonds as those payments would have become due if the notes or bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the notes or bonds of that series.

In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the noteholders or bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders or bondholders after the occurrence of an event of default or rapid amortization event.

Except as otherwise specified in the prospectus supplement, in the event the principal of the notes or bonds of a series is declared due and payable, as described above, the holders of any of the notes or bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of notes or bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes or bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes or bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes or bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the notes or bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes or bonds of the series affected thereby.

Amendment

Except as otherwise specified in the prospectus supplement, each Agreement may be amended by the depositor, the servicer, the trustee and, if applicable, the credit enhancer, without the consent of any of the securityholders:

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to cure any ambiguity;

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to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein;

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to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

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to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments (except those pursuant to this clause) will adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the trustee receives a letter from each rating agency requested to rate the class or classes of securities of such series stating that the proposed amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. Each Agreement may also be amended by the depositor, the servicer, the trustee and, if applicable, the credit enhancer with consent of holders of securities of such series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or (b) with respect to any series of securities, reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such trust to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement.   Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the collection account or by the servicer and required to be paid to them pursuant to the Agreement following the later of:

(a)

the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such trust assets remaining in the trust; and

(b)

the purchase by the servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see “Federal Income Tax Consequences” below), from the related trust of all of the remaining trust assets and all property acquired in respect of the related trust assets.

Unless otherwise specified by the prospectus supplement, any purchase of trust assets and property acquired in respect of trust assets evidenced by a series of securities will be made at the option of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related trust assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the trust assets at the Cut-Off Date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

Indenture.   The indenture will be discharged with respect to a series of notes or bonds, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or bonds of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes or bonds of that series.

In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes or bonds of any series, the related trust will be discharged from any and all obligations in respect of the notes or bonds of the related series (except for certain obligations relating to temporary notes or bonds and exchange of notes or bonds, to register the transfer of or exchange notes or bonds of such series, to replace stolen, lost or mutilated notes or bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes or bonds of the series on the last scheduled payment date for the notes or bonds and any installment of interest on the notes or bonds in accordance with the terms of the indenture and the notes or bonds of that series. In the event of any defeasance and discharge of notes or bonds of the series, holders of notes or bonds of the series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their notes or bonds until maturity.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have banking and other relationships with the depositor, the servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Deeds of Trust and Mortgages.   The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans.   Some of the loans may be cooperative loans. A cooperative is owned by tenant-stockholders, who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. The cooperative owns the real property and the specific units and is responsible for management of the property. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.

Foreclosure/Repossession

Deed of Trust.   Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.   Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

Cooperative Loans.   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 also provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. Please refer to the discussion under the heading “Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower’s ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”). Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower’s enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as holder does not deviate from certain other requirements specified in the rule. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender, regardless of whether lender actually exercised such influence.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. It is conceivable that the costs arising from such circumstances would result in a loss to securityholders.

Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non- judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act formerly known as the Soldiers’ and Sailors’ Relief Act of 1940, (the “Relief Act”), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply  those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities, as based on the advice of Chapman and Cutler LLP, special tax counsel to the Issuer. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations (including the REMIC regulations promulgated by the Treasury Department (the “REMIC Regulations”)), rulings and decisions in effect as of the date of this prospectus, all of which are subject to change. This summary does not address federal income tax consequences applicable to all categories of investors, some of which (such as banks and insurance companies) may be subject to special rules. In addition, the summary is limited to investors who will hold the securities as “capital assets” (generally, property held for investment) as defined in section 1221 of the Code. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

Overview

The federal income tax consequences applicable with respect to a specific series of securities will vary depending on whether an election is made to treat the trust estate relating to such series of securities as a real estate mortgage investment conduit (“REMIC”) under Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made with respect to such series. Securities of any series that is not the subject of a REMIC election (“non-REMIC securities”) are intended to be classified as indebtedness of the Issuer for federal income tax purposes.

Non-REMIC Securities

General.   If a REMIC election is not made, Chapman and Cutler LLP will deliver its opinion that, although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC securities, in its opinion such securities will be treated for federal income tax purposes as indebtedness of the Issuer and not as an ownership interest in the collateral or an equity interest in the Issuer.

Status as Real Property Loans.   Because, in such counsel’s opinion, the non-REMIC securities will be treated as indebtedness of the Issuer for federal income tax purposes, (i) such securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v), (ii) interest on non-REMIC securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(B), and non-REMIC securities will not constitute “real estate assets” or “government securities” within the meaning of Code section 856(c)(4)(A), and (iii) non-REMIC securities held by a regulated investment company will not constitute “government securities” within the meaning of Code section 851(b)(4)(A)(i).

Interest on Non-REMIC Securities.   Except as described below with respect to original issue discount, market discount or premium, interest paid or accrued on non-REMIC securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder’s regular method of accounting.

Original Issue Discount.   All accrual securities will be, and some or all of the other securities may be, issued with “original issue discount” within the meaning of Code section 1273(a). Holders of any class of securities having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income. When required by the Code and/or applicable regulations, the Issuer will indicate on the face of each security issued by it information concerning the application of the original issue discount rules to such security and certain other information that may be required. The Issuer will report annually to the Internal Revenue Service (the “IRS”) and to holders of record of such securities information with respect to the original issue discount accruing on such securities during the reporting period.

Rules governing original issue discount are set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the “OID Regulations”). The Code or the OID Regulations either do not address, or are subject to varying interpretations with respect to, several issues relevant to obligations, such as the securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the original issue discount rules of the Code will be applied to the securities.

Original Issue Discount Defined.   In general, each security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a securityholder’s income. The amount of original issue discount on such a security is the excess of the stated redemption price at maturity of the security over its issue price. The issue price of a security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date. The portion of the initial offering price which consists of payment for interest accrued on the securities prior to the closing date generally may, at the option of the initial securityholders, be subtracted from the issue price of the securities and treated as an offset to interest received on the first payment date.

The stated redemption price at maturity of a security is equal to the total of all payments to be made on the security other than “qualified stated interest payments.” “Qualified stated interest payments” are payments on the securities which are paid at least annually and are based on either a fixed rate or a “qualified variable rate.” Under the OID Regulations, interest is treated as payable at a “qualified variable rate” and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the security does not exceed the total noncontingent principal payments and (iii) interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such security. Generally, the stated redemption price at maturity of a security (other than an accrual security or a payment lag security, as defined below) is its stated principal amount; the stated redemption price at maturity of an accrual security is the sum of all payments (regardless of how denominated) scheduled to be received on such security under the Tax Prepayment Assumption (as defined below). Any payment denominated as interest that does not constitute a qualified stated interest payment is generally referred to as a “contingent interest payment.” The related prospectus supplement will discuss whether the payments on a security denominated as interest are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

De Minimis Original Issue Discount.   Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life (a “de minimis” amount). The weighted average life of a security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the security): (i) the number of complete years (rounded down for partial years) from the closing date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by(ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the security’s stated redemption price at maturity. Securityholders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a security, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

Accrual of Original Issue Discount.   The Code requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the securities (the “Tax Prepayment Assumption”) and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the mortgage collateral will prepay at the Tax Prepayment Assumption or at any other rate.

Generally, a securityholder must include in gross income the sum of the “daily portions,” as determined below, of the original issue discount that accrues on a security for each day the securityholder holds that security, including the purchase date but excluding the disposition date. In the case of an original holder of a security, a calculation will be made of the portion of the original issue discount that accrues during each successive period (or shorter period from date of original issue) (an “accrual period”) that ends on the day in the calendar year corresponding to each of the payment dates on the securities (or the date prior to each such date). This will be done, in the case of each full accrual period, by:

(1)  adding (A) the present value at the end of the accrual period of all remaining payments to be received on the securities, computed taking into account (i) the yield to maturity of the security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption, and (B) any payments received during such accrual period, other than payments of qualified stated interest, and

(2)  subtracting from that total the “adjusted issue price” of the securities at the beginning of such accrual period. The adjusted issue price of a security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to such accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during such accrual period. The original issue discount accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the securities.

With respect to any security that is a variable rate debt instrument, the sum of the daily portions of original issue discount that is includible in the holder’s gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the securities should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of original issue discount on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such securities for federal income tax purposes.

Subsequent Purchasers of Securities with Original Issue Discount.   A subsequent purchaser of an accrual security or any other security issued with original issue discount who purchases the security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such security is held, the sum of the daily portions of original issue discount on the security. In computing the daily portions of original issue discount with respect to a security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the security exceeds its adjusted issue price (the “acquisition premium”), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

Premium.   A holder who purchases a security at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of securities of a series will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Market Discount.   The securities are subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the security will be taxable as ordinary interest income. Market discount on a security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of original issue discount includible in the gross income of all holders of the security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the security. Market discount on a security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount security is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the securities is to be reduced by the amount so treated as ordinary income.

The Tax Reform Act of 1986 grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the U.S. Treasury, certain rules described in the legislative history accompanying the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount security may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For securities issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For securities issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount shall apply. Regulations are to provide similar rules for computing the accrual of amortizable security premium on instruments payable in more than one principal installment. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter. In addition, accrual method holders may elect to accrue all interest on a security, including de minimis original issue discount and market discount and as adjusted by any premium, under a constant yield method.

A subsequent holder of a security who acquired the security at a market discount also may be required to defer, until the maturity date of the security or the earlier disposition of the security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including original issue discount) includible in his or her gross income for the taxable year with respect to such security. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the subsequent holder held the security, and the amount of such deferred deduction to be taken into account in the taxable year in which the security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a security purchased at a discount or premium in the secondary market.

Election to Treat All Interest as Original Issue Discount.   The OID Regulations permit a holder of a security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities acquired on or after April 4, 1994. If such an election were to be made with respect to a security with market discount, the holder of the security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the securities acquires during the year of the election or thereafter. Similarly, a holder of a security that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize security premium with respect to all debt instruments having amortizable security premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.

Sale or Redemption.   If a security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s adjusted basis in the security. Such adjusted basis generally will equal the cost of the security to the seller, increased by any original issue discount and market discount included in the seller’s gross income with respect to the security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium. If a securityholder is a bank, thrift or similar institution described in section 582(c) of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss. Any such gain or loss recognized by any other seller generally will be capital gain or loss provided that the security is held by the seller as a “capital asset” (generally, property held for investment) within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

REMIC Securities

General.   If a REMIC election is made with respect to a series of securities, Chapman and Cutler LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, all or a portion of the trust estate securing such series of securities will qualify as a REMIC for federal income tax purposes.

The securities in such series will be designated either as one or more “regular interests” in a REMIC, which generally are treated as debt for federal income tax purposes, or as “residual interests” in a REMIC, which generally are not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The prospectus supplement for such series will indicate which classes of securities are being designated as regular interests (“regular interest securities”) and which class is being designated as the residual interest (“residual interest securities”).

Tiered REMIC Structures.   For certain series of securities, multiple separate elections may be made to treat designated portions of the related trust estate as REMICs (referred to as the “Upper Tier REMIC” and the “Lower Tier REMIC(s)” respectively) for federal income tax purposes. Upon the issuance of any such series of securities, Chapman and Cutler LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the Upper Tier REMIC and each Lower Tier REMIC will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in both the Upper Tier REMIC and each Lower Tier REMIC. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

Status as Real Property Loans.   Except to the extent otherwise provided in the related prospectus supplement: (i) REMIC securities held by a “domestic building and loan association” will constitute assets described in Code section 7701(a)(19)(C)(xi); (ii) REMIC securities held by a “real estate investment trust” (“REIT”) will constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B); and (iii) regular interest securities held by a “financial assets securitization investment trust” (“FASIT”) will qualify for treatment as “permitted assets” within the meaning of Code section 860L(c)(1)(G) and as “qualified mortgages” within the meaning of Code section 860G(a)(3) of if held by another REMIC. REMIC securities held by REITs or regulated investment companies will not constitute “government securities” within the meaning of Code section 856(c)(5)(A) or 851(b)(4)(A)(ii), respectively. REMIC securities held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code section 582(c)(1).

In the case of items (i), (ii) and (iii) above, if less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the REMIC securities will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. If a series of securities employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single REMIC for purposes of determining the extent to which the related REMIC securities and the income thereon will be treated as such assets and income.

Taxation of Regular Interest Securities.

General.   Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

Original Issue Discount.   Certain classes of regular interest securities may be issued with original issue discount within the meaning of section 1273(a) of the Code. The rules governing original issue discount with respect to a regular interest security are described above under “Non-REMIC Securities — Original Issue Discount.” Holders of regular interest securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interest securities. In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such regular interest securities for federal income tax purposes.

Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities. It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such regular interest securities.

Market Discount.   A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under “Non-REMIC Securities — Market Discount.”

Premium.   The rules governing “premium” apply equally to regular interest securities (see above “Non-REMIC Securities — Premium”).

Effects of Defaults and Delinquencies.   Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage assets, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to such securities under an accrual method without giving effect to delays and reductions in distributions on such subordinated securities attributable to defaults and delinquencies on the mortgage assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage assets.

Treatment of Realized Losses.   Although not entirely clear, it appears that holders of securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such securities becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of securities may be allowed a bad debt deduction at such time that the principal balance of any such security is reduced to reflect realized losses resulting from any liquidated mortgage assets. The Internal Revenue Service, however, could take the position that non- corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage assets remaining in the related trust fund have been liquidated or the securities of the related series have been otherwise retired. Potential investors and holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on securities.

Sale or Exchange.   If a regular interest security is sold, exchanged, redeemed or retired, the holder will recognize gain or loss equal to the difference between the amount realized on such disposition and the adjusted basis in the regular interest security. Similarly, a holder who receives a payment denominated as principal with respect to a regular interest security will recognize gain equal to the excess of the amount of such payment over his adjusted basis in the regular interest security. A holder that receives a final payment that is less than the holder’s adjusted basis in a regular interest security will generally recognize a loss. The adjusted basis of a regular interest security generally will equal the cost of the regular interest security to the holder, increased by any original issue discount or market discount previously included in the holder’s gross income with respect to the regular interest security, and reduced by payments (other than payments of qualified stated interest) previously received by the holder on the regular interest security and by any amortized premium.

Except as note above with respect to market discount and except as noted below, any such gain or loss on a regular interest security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the regular interest security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

If the holder of a regular interest security is a bank, a mutual savings bank, a thrift, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the regular interest security will be treated as ordinary income or loss.

In the case of other types of holders, gain from the disposition of a regular interest security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the regular interest security by the holder during his holding period is less than the amount that would have been includible in income if the yield on that regular interest security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the holder acquired the regular interest security. Although the relevant legislative history indicates that the portion of the gain from disposition of a regular interest security that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the regular interest security that was not previously includible in income, the applicable Code provision contains no such limitation.

Taxation of Holders of Residual Interest Securities.

The REMIC will not be subject to Federal income tax except with respect to income from prohibited transactions and certain other transactions. See “— Prohibited Transactions and Contributions Tax” below. Instead, the original holder of a security representing a residual interest (a “residual interest security”) will report on its federal income tax return, as ordinary income, the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the residual interest securities in proportion to their respective holdings on such day.

The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual interest securities will be subject to tax rules, described below, that differ from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage assets or as debt instruments issued by the REMIC.

The holder of a residual interest security may be required to include taxable income from the residual interest security in excess of the cash distributed. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

A subsequent residual interest securityholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such residual interest securityholder owns such residual interest security. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual interest securityholder, as described above. The legislative history to the Code provisions governing this matter indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual interest security that purchased such residual interest security at a price greater than (or less than) the adjusted basis such residual interest security would have in the hands of an original residual interest securityholder. See “— Sale or Exchange” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Limitation on Losses.   The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which such loss arises. A holder’s basis in a residual interest security will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

Distributions.   Distributions on a residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of such excess.

Sale or Exchange.   A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the residual interest security at the time of such sale or exchange. In general, any such gain or loss will be capital gain or loss provided the residual interest security is held as a capital asset. However, residual interest securities will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a residual interest security by a bank or thrift institution to which such section applies would be ordinary income or loss. Any loss upon disposition of a residual interest security may be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, any loss will increase such regular interest securityholder’s adjusted basis in the newly acquired interest.

Excess Inclusions.   The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of (a) REMIC taxable income for the quarterly period allocable to a residual interest security, over (b) the daily accruals for such quarterly period. For this purpose, daily accruals are determined by allocating to each day in the calendar quarter its ratable portion of the “adjusted issue price” of the residual interest security at the beginning of such quarterly period and 120% of the long term applicable federal rate in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income will be subject to federal income tax in all events and may not be offset by unrelated deductions or losses, including net operating losses, on such holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions (“thrift institutions”) to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual securities that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual securities continuously held by a thrift institution since November 1, 1995.

In the case of any residual interest securities held by a real estate investment trust, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules. No such regulations have been issued to date and it is unclear how this provision would be applied in practice.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

Restrictions on Ownership and Transfer of Residual Interest Securities.   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a residual interest security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such residual interest security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

Under the REMIC Regulations, if a residual interest security is a “noneconomic residual interest,” as described below, such transfer of a residual interest security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a “noneconomic residual interest” unless at the time of the transfer (i) the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under final regulations issued by the Treasury Department on July 19, 2002, a transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the financial condition of the transferee, (ii) the transferee acknowledges to the transferor that the residual interest security may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest security as they become due, (iii) the transferee represents that it will not cause income from the residual interest security to be attributable to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer and (iv) the transfer satisfies either an “asset test” or “formula test.” The “asset test” requires that the transfer be to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned “safe harbor.” The asset test is not satisfied if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the residual interest security will not be paid. Meanwhile, the “formula test” requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a “noneconomic residual security” is disregarded, the transferor would continue to be treated as the owner of the residual interest security and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Inducement Fees.   The REMIC Regulations (i) require transferees of noneconomic residual interests that receive payments made to induce the acquisition of such interests (“inducement fees”) to recognize such fees as income over the expected remaining life of the acquired REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interests, and (ii) specify that inducement fees constitute income from sources within the United States. These regulations will apply to any inducement fee received in connection with the acquisition of a residual interest security.

Foreign Investors.   The REMIC Regulations provide that the transfer of a residual interest security that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee’s income in respect of the residual interest security is effectively connected with the conduct of a United Sates trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual interest security to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreements will provide that no residual interest security may be transferred to a non-U.S. Person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is not a Non-U.S. Person.

The Agreements provide that any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Mark to Market Rules.   Prospective purchasers of a residual interest security should be aware that such a security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters.   The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Taxation of the REMIC

General.   Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Qualification as a REMIC.   The trust estate or one or more designated pools of the assets of the trust estate may elect to be treated under the Code as a REMIC in which the regular interest securities and residual interest securities will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the holders’ interests in the REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for holders. If, as the result of REMIC disqualification, the trust estate were treated as an association taxable as a corporation, distributions on the security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on a accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations, FASITs and REITs described under “REMIC Securities — Status as Real Property Loans” above, although such a loss would not affect the status of the securities as “government securities” for REITs. The securities should continue to qualify as “government securities” for regulated investment companies, regardless of whether REMIC status is lost.

Calculation of REMIC Income.   The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income on such loans will be equivalent to the method under which securityholders accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Regular Interest Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.   The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Withholding with Respect to Certain Foreign Investors

Interest paid to or accrued by a beneficial owner of a security who is a not a U.S. Person (a “foreign person”) generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the depositor or its affiliates or a controlled foreign corporation with respect to which the depositor or its affiliates is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities (the “withholding agent”) with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the securities is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a security through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

For purposes of this discussion, the term “U.S. Person” means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Backup Withholding

Under federal income tax law, a securityholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a securityholder who is a Non-U.S. Person if the securityholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of regular interest securities or residual interest securities. The backup withholding rate is generally the fourth lowest rate of income tax as in effect from time to time. Backup withholding, however, does not apply to payments on a security made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.

Due to the complexity of the federal income tax rules applicable to securityholders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors are urged to consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

The following describes certain considerations under ERISA and Section 4975 of the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such securities.

ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons (“Parties in Interest”) having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an “equity” interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

Under the Plan Asset Regulation, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the securities of a series consist of notes or bonds that are not treated as equity interests in the issuing trust for purposes of the Plan Asset Regulation, a Plan’s investment in such notes or bonds would not cause the trust assets to be deemed Plan assets. However, the depositor, the servicer, the trustee and the underwriter may be the depositor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes or bonds, the purchase of notes or bonds using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, notes or bonds may not be purchased using the assets of any Plan if the depositor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

In addition, the issuing trust or an affiliate might be considered or might become a Party in Interest with respect to a Plan. Also, any holder of certificates issued by the trust, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans depositored by such holder. In either case, the acquisition or holding of notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

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Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”;

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PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

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PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

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PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

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PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

The prospectus supplement for a series of securities may require that Plans investment in notes or bonds represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in a trust established for a series of securities, then the trust assets would be considered to be assets of the Plan. Because the loans held by the trust may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory or administrative exemption applies.

The DOL has issued PTCE 83-1, which exempts from ERISA’s prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of such certificates. If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash (“single family securities”) will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single family securities, and at least 50% of all single family securities are purchased by persons independent of the pool depositor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

The discussion in this and the next succeeding paragraph applies only to single family securities. PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

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the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

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the existence of a pool trustee who is not an affiliate of the pool depositor; and

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a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool depositor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See “Description of the Securities” in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

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certain types of secured receivables, secured loans and other secured obligations, including home equity loans, obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property);

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property securing a permitted obligation;

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undistributed cash, cash credited to a “pre-funding account” or a “capitalized interest account”, and certain temporary investments made therewith; and

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certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

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the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

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the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a “designated transaction”;

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at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor’s Rating Services, Moody’s Investors Service, Inc. or Fitch Ratings, each referred to herein as a “rating agency”;

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the trustee must not be an affiliate of any other member of the “restricted group”;

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the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer’s depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

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the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

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in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

The issuer must also meet the following requirements:

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the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

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securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of securities; and

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investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of securities.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist solely of home equity loans, obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multi-family residential real property (including obligations secured by leasehold interests on residential real property). Such home equity loans and residential mortgage loans may be less than fully secured, provided that:

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the securities acquired by a plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

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at the time of acquisition, the securities acquired by the plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

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the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligation and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

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in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

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the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

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the plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

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immediately after the plan acquires the securities, no more than twenty-five percent of the plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to plans depositored by a member of the restricted group, which includes the depositor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer’s assets. As with certificates, exemptive relief would not be available for plans depositored by a member of the restricted group.

The prospectus supplement will provide further information that plans should consider before purchasing the securities. Any plan fiduciary that proposes to cause a plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and composition of the plan’s investment portfolio.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractually commitment was made or such securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a mortgage related security) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, high-risk mortgage securities include securities not entitled to distributions allocated to principal or interest and subordinate securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a high-risk mortgage security, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

The securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust) through any of the following methods:

•

by negotiated firm commitment underwriting and public reoffering by underwriters;

•

by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•

by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

•

the identity of any underwriters thereof;

•

either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor or the method by which the price at which the underwriters will sell the securities will be determined;

•

information regarding the nature of the underwriters’ obligations;

•

any material relationship between the depositor and any underwriter; and

•

where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

Redwood Trust, Inc. or other affiliates of the depositor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

LEGAL MATTERS

The validity of the securities will be passed upon for the depositor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Chapman and Cutler LLP, San Francisco, California.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

AVAILABLE INFORMATION

The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:

Chicago Regional Office,	New York Regional Office
500 West Madison Street, Suite 1400	233 Broadway
Chicago, Illinois 60661	New York, New York 10279

Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants including the depositor, that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

RATING

It is a condition to the issuance of the securities of each series offered hereby and by the supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the trust assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the trust assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

accrual securities	35
accrued period	87
acquisition premium	88
adjusted issue price	87, 96
Agreement	14
backup withholding	103
balloon payment	15
beneficial owners	42
buydown	21
capital asset	84
CERCLA	77
class security balance	34
Code	33, 84
collateral value	18
collection account	58
components	39
contingent interest payment	86
cut-off date	13
daily portions	87
disqualified organization	98
DOL	105
DTC	11
due on sale	16
EPA	77
ERISA	33
evidences of indebtedness	92, 93
Exchange Act	106
FASIT	92
FHA loans	19
Garn-St. Germain Act	80
government securities	85, 92
indemnified party	67
IRS	85
lockout periods	16
Lower Tier REMIC	91
mortgage related securities	7, 111
NCUA	111
noneconomic residual interest	98
non-REMIC Securities	84
OID Regulations	85
Parties in Interest	104
passive losses	95
permitted assets	92
permitted investments	50
Plans	104
Policy Statement	111
portfolio income	95
PTCE	105
qualified mortgages	92
RCRA	78
refinance loan	18
regular interest securities	91
REIT	92
Relief Act	82
REMIC	84
REMIC Regulations	84
residual interest securities	94
secured creditor exclusion	77
single family securities	106
SMMEA	111
strip	41
structuring range	40
Tax Prepayment Assumption	87
thrift institutions	97
Title V	81
Upper Tier REMIC	91
US person	102
VA loans	19
withholding agent	102